STOCK PURCHASE AGREEMENT

                                     between

                                  GREG RYBERG,
                                TIM DANGERFIELD,
                                       AND
                                   JIM VICTOR

                                       and

                                THE PANTRY, INC.


                            Dated as of June 16, 1999

                                Table of Contents
                                -----------------

                                                                            Page
                                                                            ----

ARTICLE I - DEFINITIONS......................................................1
  1.1 Defined Terms..........................................................1
  1.2 Additional Definitions.................................................6

ARTICLE II - PURCHASE AND SALE OF STOCK; PURCHASE PRICE......................6
  2.1 Purchase and Sale of Stock.............................................6
  2.2 Excluded Assets........................................................6
  2.3 Purchase Price.........................................................7
  2.4 Payment of Purchase Price..............................................7
  2.5 Adjustment of Purchase Price...........................................8

ARTICLE III - THE CLOSING....................................................9
  3.1 Time and Place of Closing..............................................9
  3.2 Further Assurances.....................................................9
  3.3 Transfer Taxes........................................................10

ARTICLE IV - TERMINATION....................................................10
  4.1 Termination...........................................................10
  4.2 Effect of Termination.................................................10

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF THE SELLERS...................11
  5.1 Ownership of the Shares...............................................11
  5.2 Organization and Good Standing........................................12
  5.3 Power and Authority...................................................12
  5.4 No Violation..........................................................12
  5.5 No Actions............................................................12
  5.6 Approvals.............................................................13
  5.7 Compliance with Laws and Orders.......................................13
  5.8 Financial Statements..................................................13
  5.9 Absence of Certain Changes or Events..................................13
  5.10 Title to Properties and Assets.......................................14
  5.11 Real Property........................................................14
  5.12 Leases...............................................................15
  5.13 Insurance............................................................16
  5.14 Contracts............................................................16
  5.15 Employment Law Matters...............................................17
  5.16 Environmental Matters................................................18
  5.17 Property of Others...................................................20
  5.18 Equipment, Etc.......................................................20
  5.19 Condition of Tangible Assets.........................................20

                                                                            Page
                                                                            ----

  5.20 Sufficiency of Assets................................................21
  5.21 Tax Matters..........................................................21
  5.22 Finders or Brokers...................................................22
  5.23 Disclosure of Material Facts.........................................23
  5.24 Certain Interests; Affiliate Transactions............................23
  5.25 Employee Benefit Plans...............................................23
  5.26 Intellectual Property................................................25
  5.27 Powers of Attorney...................................................25
  5.28 Undisclosed Liabilities..............................................25

ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER................25
  6.1 Organization and Good Standing........................................25
  6.2 Power and Authority...................................................25
  6.3 No Violation..........................................................26
  6.4 No Actions............................................................26
  6.5 Approvals.............................................................26
  6.6 Disclosure of Material Facts..........................................26
  6.7 Finders or Brokers....................................................26
  6.8 Books and Records of the Company......................................26
  6.9 Shares................................................................27

ARTICLE VII - CERTAIN OBLIGATIONS OF THE SELLERS PRIOR TO THE
              CLOSING OR EARLIER TERMINATION OF THIS AGREEMENT..............27
  7.1 Conduct of Business...................................................27
  7.2 Restricted Activities and Transactions................................27
  7.3 Cooperation...........................................................28
  7.4 No Negotiations.......................................................28
  7.6 Access to the Business................................................28
  7.7 Disclosure Regarding the Company......................................30
  7.8 Confidentiality.......................................................29
  7.9 Real Property Matters.................................................29
  7.10 Certain Employees....................................................30
  7.11 401(k) Plan..........................................................30

ARTICLE VIII - CERTAIN OBLIGATIONS OF THE PURCHASER PRIOR TO THE
               CLOSING OR EARLIER TERMINATION OF THIS AGREEMENT.............30
  8.1 Cooperation...........................................................30
  8.2 Disclosure Regarding the Purchaser....................................30
  8.3 Confidentiality.......................................................30
  8.4 Restricted Activities.................................................30

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                                                                            Page
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ARTICLE IX - CONDITIONS PRECEDENT TO THE OBLIGATIONS
             OF THE PURCHASER...............................................31
  9.1 Representations and Warranties True...................................31
  9.2 Performance...........................................................31
  9.3 No Adverse Changes....................................................31
  9.4 Approvals.............................................................31
  9.5 Financing; Lender Approval............................................31
  9.6 Deliveries............................................................31
  9.7 Absence of Litigation.................................................32
  9.8 Insurance.............................................................32
  9.9 Environmental Matters.................................................32
  9.10 Due Diligence........................................................33

ARTICLE X - CONDITIONS PRECEDENT TO THE OBLIGATIONS
            OF THE SELLERS..................................................33
  10.1 Representations and Warranties True..................................33
  10.2 Performance..........................................................33
  10.3  Approvals...........................................................33
  10.4 Deliveries...........................................................33
  10.6  Absence of Litigation...............................................34
  10.7 Company Indebtedness; Guaranties.....................................34

ARTICLE XI - CERTAIN POST-CLOSING COVENANTS.................................34
  11.1 Confidentiality......................................................34
  11.2 Noncompetition.......................................................35
  11.3 Responsibility for Environmental Matters.............................35
  11.4 Specific Performance; Injunctive.....................................36
  11.5 Mutual Cooperation...................................................36

ARTICLE XII - SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
              INDEMNIFICATION...............................................37
  12.1 Survival of Representations and Warranties...........................37
  12.2 Indemnification......................................................38
  12.2.1 Tax Indemnity......................................................38
  12.3 Notice and Payment of Claims.........................................39
  12.4 Limitation on Indemnity..............................................40

ARTICLE XIII - MISCELLANEOUS................................................40
  13.1 Fees and Expenses....................................................40
  13.2 Notices..............................................................41
  13.3 Amendment; Waiver....................................................42
  13.4 Assignment...........................................................42

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                                                                            Page
                                                                            ----

  13.5 Governing Law........................................................43
  13.6 Severability.........................................................43
  13.7 No Third Party Beneficiaries.........................................43
  13.8 Public Announcements.................................................43
  13.9 Singular and Plural Forms............................................43
  13.10 References..........................................................43
  13.11 Headings............................................................43
  13.12 Entire Agreement....................................................43
  13.13 Counterparts........................................................44



EXHIBITS

Exhibit A - Environmental Escrow Agreement
Exhibit B - Holdback Escrow Agreement
Exhibit C - Condemnation Escrow Agreement

SCHEDULES

1.1         Stores
2.5         March 31, 1999 Balance Sheet
5.5         Actions
5.6         Approvals
5.7         Compliance with Laws Generally
5.8         Financial Statements
5.9         Certain Changes
5.10        Exceptions to Title
5.11(a)     Real Property (store locations)
5.11(b)     Real Property (other)
5.11(c)     Leased RealProperty
5.11(e)     Options or Rights of First Refusal Relating to Real Property
5.11(f)     Encroachments
5.11(g)     Condemnation
5.11(h)     Survey Exceptions
5.11(i)     Flood Hazard Area
5.11(j)     Tax Lots
5.12(a)     Leases
5.12(c)     Approvals required by Lessors
5.13        Insurance
5.14        Contracts
5.15        Employment Matters
5.16(b)     Compliance with Environmental Laws
5.16(d)     Environmental Approvals and Reports
5.16(g)     Underground Storage Tanks
5.18(a)     Company-owned Equipment
5.18(b)     Third Party Equipment
5.20        Sufficiency of Assets
5.21(b)     Tax Audits
5.21(h)     Tax Issues
5.21(p)     Additional taxes
5.24        Affiliate transactions
5.25        Employee Benefit Plans
5.26        Intellectual Property
5.28        Undisclosed Liabilities
9.4         Approval Exceptions
9.9(b)      Environmental Matters
10.7        Guarantees to be Released
11.3(a)     Identified Petroleum Releases
11.3(c)     Permitted Aboveground Storage Tanks

                            STOCK PURCHASE AGREEMENT

      This Stock Purchase Agreement (the "Agreement"), dated as of the 16th day of June, 1999, by and between GREG RYBERG, TIM DANGERFIELD, and JIM VICTOR (individually, a "Seller" and collectively, the "Sellers"), and THE PANTRY, INC., a Delaware corporation (the "Purchaser").

                                   WITNESSETH:

      WHEREAS, the Sellers own all of the issued and outstanding shares of capital stock (the "Shares") of R&H Maxxon, Inc., a South Carolina corporation (the "Company");

      WHEREAS, the Company operates fifty-three (53) Depot convenience stores in South Carolina and Georgia, has certain other business interests, and trades or has traded under the names "Depot Food Store," "Depot Enterprises," "Cassels Oil Company," and "Ryberg Enterprises."

      WHEREAS, the Sellers desire to sell to the Purchaser, and the Purchaser desires to purchase from the Sellers, the Shares, upon the terms and conditions hereinafter set forth.

      NOW, THEREFORE, for and in consideration of the premises, mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

      1.1 DEFINED TERMS. The following terms, as used in this Agreement, shall have the following meanings:

            "Action" shall mean any action, claim, proceeding, suit or investigation, or any appeal therefrom.

            "Affiliate" shall mean, with respect to any Person, any Person which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. Without limiting the foregoing definition, the term "Affiliate" shall include the following persons, their relatives, and entities which they control or in which they own at least a twenty-five percent (25%) interest: immediate family members and REI, Inc.

            "Agreement" shall mean this Stock Purchase Agreement and shall include all of the Schedules and Exhibits attached hereto.

            "Approval" shall mean any approval, authorization, consent, license, franchise, order or permit of or by, or filing with, any Governmental Authority or other Person.

            "Business" shall mean the Company's business, including, but not limited to, operation of the fifty-three (53) Depot convenience stores in South Carolina and Georgia, identified on Schedule 1.1, but shall not include the Company's business activities related solely to the Excluded Assets.

            "Business Day" or "business day" shall mean any day that is not a Saturday, Sunday, or legal or banking holiday in North Carolina.

            "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended, including any rules and regulations promulgated thereunder or in connection therewith.

            "Closing"  shall  mean  the   consummation  of  the   transactions
contemplated by this Agreement, effective as of 7:00 a.m. on Thursday, July 22, 1999.

            "Closing Balance Sheet" shall have the meaning ascribed to such term in Section 2.5 hereof.

            "Closing Date" shall mean July 22, 1999 or as soon thereafter as the conditions to Closing described in Articles IX and X hereof shall have been fully satisfied or waived by the appropriate party or parties hereto, but not later than July 29, 1999.

            "Code" shall mean the Internal Revenue Code of 1986, as amended, and shall include all of the rules and regulations promulgated thereunder.

            "Condemnation Escrow Agreement" shall mean the escrow agreement in the form of Exhibit C.

            "Condition" shall mean,  collectively,  the business,  properties,
assets,  operations,   results  of  operations  and  condition  (financial  or
otherwise).

            "Damages" shall mean any fine, penalty, claim, loss, deficiency, Liability, cost or expense (including, without limitation, reasonable attorneys' and accountants' fees, costs and expenses) or environmental assessment, monitoring or remediation expense, diminution in property value, or damage of any kind or nature whatsoever.

            "DHEC" shall mean the South Carolina Department of Health and Environmental Control.

            "Employee Benefit Plan" shall mean any employee benefit plan, arrangement, policy or commitment (including an employee benefit plan within the meaning ascribed to such term in Section 3(3) or ERISA) including, without limitation, any employment, consulting or deferred compensation agreement, compensation, bonus, incentive, pension, profit-sharing, savings, retirement, stock option, stock purchase or severance pay plan, any life, health, disability, accident or insurance plan or any holiday, vacation or other employee practice, policy or benefit.

            "Environmental Escrow Agreement" shall mean the agreement, in the form of Exhibit A, establishing an escrow account to cover environmental remediation and claims related to the Real Property or the Leased Real Property.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "Excluded  Assets" shall have the meaning ascribed to such term in
Section 2.2 hereof.

            "Financial Statements" shall have the meaning ascribed to such term in Section 5.8 hereof.

            "GAAP" shall mean generally accepted accounting principles in the United States, consistently applied.

            "GDNR" shall mean the Georgia Department of Natural Resources, Environmental Protection Division.

            "Governmental Authority" shall mean any foreign, Federal, state, local or other governmental, administrative or regulatory authority, body, agency, court, tribunal or similar entity.

            "Hazardous Substance" shall have the meaning ascribed to such term in section 5.16(a) hereof.

            "Holdback Escrow Agreement" shall mean the agreement, in the form of Exhibit B, establishing an escrow account to cover indemnification claims available to Purchaser hereunder.

            "Indemnified   Party"   shall   mean   any   party   entitled   to
indemnification pursuant to Article XII hereof and shall include such party's Affiliates, successors and assigns and the Representatives of each of them.

            "Indemnifying Party" shall mean any party liable for indemnification pursuant to Article XII hereof and shall include such party's successors and assigns.

            "IRS" shall mean the Internal Revenue Service.

            "Knowledge" shall mean the actual knowledge of any of the Sellers.

            "Law" shall mean any Federal, state, local or foreign law, statute, rule, regulation, ordinance, standard, policy, requirement, administrative ruling, order or process (including, without limitation, any zoning or land use law or ordinance, building code or environmental law, any securities, blue sky, civil rights or occupational health and safety law or regulation, and any law or regulation relating to the distribution or sale of food products, beer, wine, cigarettes, gasoline or other motor fuel) and any court or arbitrator's order or process.

            "Lease" and "Leases" shall mean the leases identified in Schedule 5.12(c), or any of them.

            "Leased Real Property" shall mean the real property  identified on
Schedule 5.11(c).

            "Liability" shall mean any debt, liability, commitment or obligation of any kind, character or nature whatsoever, whether known or unknown, secured or unsecured, accrued, fixed, absolute, contingent or otherwise, and whether due or to become due, including, without limitation, any liability for Taxes.

            "Lien" shall mean any lien, statutory lien (including, without limitation, any lien, restriction or right arising under the Georgia or South Carolina Uniform Commercial Code - Bulk Transfers), pledge, mortgage, security interest, charge, encumbrance, easement, right of way, assessment (pending or confirmed), covenant, claim, restriction, right, option, conditional sale or other title retention agreement, warrant or equity of any kind or nature.

            "OSHA" shall mean the Occupational Safety and Health Act of 1970, as amended.

            "Permitted Liens" shall mean (i) laws, ordinances and governmental regulations regulating the use or occupancy of the Real Property or Leased Real Property or the character, dimensions or locations of the improvements thereon;
(ii) recorded easements and rights of way for utilities, public streets and roadways, or otherwise, that do not significantly impair title or make title unmarketable; and (iii) lease conditions, restrictions, and other exceptions discovered by an inspection or survey or title examination or other imperfections of title that do not make title unmarketable; provided, however, that none of the same is or would be violated by the continued use of any portion of the Real Property or Leased Real Property for the purposes for which it has been customarily used by or in the Business and that none shall be so substantial as to impair the value of or materially interfere with the continued or contemplated use of any Store or any material portion of the Real Property or Leased Real Property for the purposes for which they have been used by or in the Business.

            "Person" shall mean any individual, partnership, corporation, limited liability company, association, business trust, joint venture, governmental entity, business entity or other entity of any kind or nature.

            "Petroleum Equipment" shall mean all petroleum marketing equipment, including, but not limited to, pumps, gasoline dispensers, gas console, gasoline canopy, canopy structure, lights, registered and properly upgraded underground storage tanks and lines, environmental monitoring or upgrade equipment, and any related equipment or apparatus.

            "Petroleum Products" shall mean gasoline and other petroleum products, by-products, and constituents.

            "Purchase  Price" shall have the meaning  ascribed to such term in
Section 2.3 hereof.

            "Purchaser" shall mean The Pantry, Inc., a Delaware corporation.

            "Purchaser  Group" shall have the meaning ascribed to such term in
Section 7.6 hereof.

            "Real Property" shall mean, collectively, the real property owned by the Company and identified on Schedules 5.11(a) and 5.11(b).

            "Representative" shall mean any employee, officer, director, stockholder, partner, accountant, attorney, investment banker, broker, finder, investor, subcontractor, consultant or other authorized agent or representative of a Person.

            "Seller" and "Sellers" shall have the meanings ascribed to such terms in the preamble.

            "Store Equipment" shall mean all convenience store fixtures, machinery, and equipment, including, but not limited to, walk-in coolers, store fixtures, counters, shelving, refrigeration equipment, cash registers, safes, fountain dispensing equipment, QSR and food service equipment, coffee equipment, ice machines, tables, computer hardware and software documentation utilized in the Stores or the Business, including source code and systems documentation and telephone switches relative to point-of-sale and petroleum dispensing equipment, and any other fixtures or equipment necessary for running a convenience store that may be at any of the Stores, regardless of whether such items are permanently attached to the real property, pole lights, pole signs or other personal property attached, appurtenant to or located in or around the buildings or improvements at the Store Locations.

            "Stores" shall mean the fifty-three (53) Depot convenience stores operated by the Company and identified on Schedule 1.1, each being a "Store."

            "Tanks" shall have the meaning ascribed to such term in Section 5.16(g) hereof.

            "Tax" shall mean any foreign, Federal, state or local income, gross receipts, license, severance, occupation, premium, environmental (including taxes under Code Section 59A), customs, duties, profits, disability, registration, alternative or add-on minimum, estimated, withholding, payroll, employment, unemployment insurance, social security (or similar), excise, sales, use, value-added, occupancy, franchise, real property, personal property, gas, petroleum marketing, business and occupation, mercantile, windfall profits, capital stock, stamp, transfer, workmen's compensation or other tax, fee or imposition of any kind whatsoever, including any interest, penalties, addition, assessments or deferred liability with respect thereto, whether disputed or not.

            "Tax Return" shall mean any return, report, notice, declaration, claim for refund, estimate, election or information statement or return relating to any Tax, including any schedules or attachments thereto and any amendments thereof.

            "Trust  Fund"  shall mean the  Georgia  Underground  Storage  Tank
Trust  Fund,   the  South  Carolina   SUPERB  Account  and  SUPERB   Financial
Responsibility Fund, or any or all of the foregoing, as applicable.

      1.2 ADDITIONAL DEFINITIONS. In addition to the foregoing defined terms, other capitalized terms appearing in this Agreement shall have the respective meanings ascribed to such terms where they first appear in the text of this Agreement.


                                   ARTICLE II

                  PURCHASE AND SALE OF STOCK; PURCHASE PRICE
                  ------------------------------------------


      2.1 PURCHASE AND SALE OF STOCK. Subject to the terms and conditions of this Agreement, at the Closing the Sellers shall sell to the Purchaser, and the Purchaser shall purchase from the Sellers, all of the Shares, each Seller owning the number of Shares set forth below:



                   Seller           Number of Shares
                   ------           ----------------

                   Greg Ryberg            1,500

                   Tim Dangerfield         500

                   Jim Victor              210



      2.2 EXCLUDED ASSETS. Notwithstanding anything in Section 2.1 to the contrary, the Company shall convey to the Sellers(or their designees) prior to Closing, and the Company shall not own at Closing, the following assets and properties (the "Excluded Assets"):

            A. Land and office buildings (3), including furniture and fixtures, at 1307 East Pine Log Road, but excluding training facility furniture and fixtures;

            B. Approximately twenty-seven (27) acres of land adjacent to Depot #138;

            C. Approximately two (2) acres of land adjacent to Depot #114;

            D. Approximately 1.15 acres of undeveloped land at St. Peter's Church and Highway 78; as to which the Sellers hereby grant Purchaser a right of first refusal on the following terms: If any of the Sellers or their designees shall receive a bona fide offer to purchase the property, which the Sellers desire to accept, the Sellers shall require the offeror to reduce the offer to writing as to all material terms. Within five (5) days of receiving such written offer, Sellers and their designees shall give notice in writing to Purchaser of the terms and conditions of the offer. If, within thirty (30) days of the giving of such written notice of offer, Purchaser does not give written notice to Sellers or their designees of intent to exercise the right of first refusal hereby granted, Sellers or their designees shall be free to sell the property to such third party offeror upon the terms and conditions communicated in the written notice of offer to Purchaser. Should the property not be sold to said third party offeror upon such terms and conditions, the right of first refusal granted hereby shall remain in full force and effect. Should Purchaser give written notice of intent to exercise the right of first refusal, such notice shall constitute an enforceable agreement pursuant to which Sellers or their designees and Purchaser shall complete the proposed transaction within thirty (30) days of the giving of such notice of intent. Sellers or their designees shall not sell or otherwise convey the property except upon compliance with the terms hereof.

            E. The wholesale business operated by the Company, including the computer network system required to operate the wholesale business.

      Prior to the Closing, the Company shall have sold and transferred to Sellers (or their designees), the Excluded Assets, such sale to be conducted as an arms-length, third party transaction with the Excluded Assets valued at fair market value, and there shall be recorded in the current assets of the Closing Balance Sheet a receivable from Sellers for the purchase price of the Excluded Assets. The income tax liabilities to the Company resulting from the sale of the Excluded Assets shall also be accrued as a current liability in the Closing Balance Sheet. The effect of the inclusion of the receivable for the purchase price of the Excluded Assets in the working capital of the Company shall be to increase the adjustment of the purchase price, pursuant to Section 2.5, by the amount of the receivable from Sellers, net of the income tax liabilities to the Company. This net increase in the Purchase price, resulting from the inclusion of the receivable for the sale price of the Excluded Assets sold to Sellers, shall be paid at the time of Closing, and Sellers shall also pay the amount of the receivable to the Company at the time of Closing. The net effect of the foregoing shall result in no cost to the Purchaser.

      In addition to the foregoing, the officers of the Company shall purchase individual life insurance policies from the Company at the cash surrender value as of the Closing Date (approximately $1,060,000) and shall purchase Company automobiles used by them at book value. The parties understand and agree that neither the Company nor Purchaser shall have any liability from and after the Closing for taxes, indebtedness, or other obligations (including, without limitation, obligations arising from contracts, utilities, etc.) related to any of the Excluded Assets, life insurance, the automobiles, or the transfer thereof.

      2.3 PURCHASE PRICE. The aggregate purchase price (the "Purchase Price") to be paid by the Purchaser to the Sellers for the Shares and the non-competition agreement described in Section 11.2 hereof shall be Forty-Nine Million Dollars ($49,000,000), subject to adjustment pursuant to the provisions of Section 2.5.

      2.4 PAYMENT OF PURCHASE PRICE. At Closing, the Purchaser shall pay the Purchase Price as follows:

            (a) $46,486,663 less the amount of the environmental escrow which shall be determined by the parties based upon Purchaser's due diligence, by wire transfer of immediately available funds as follows:

             (i)   to Greg Ryberg          $31,552,033;

             (ii)  to Tim Dangerfield      $10,517,328;

             (iii) to Jim Victor           $4,417,302.

            (b) $[AN AMOUNT TO BE DETERMINED BASED UPON PURCHASER'S DUE DILIGENCE BUT CONSISTING OF (a) THE AMOUNT OF THE TRUST FUND DEDUCTIBLE FOR EACH SITE WITH AN IDENTIFIED PETROLEUM RELEASE REQUIRING REMEDIATION FOR FURTHER TESTING AND (b) SUCH AMOUNT AS SHALL BE AGREED UPON BY THE PARTIES AS REPRESENTING A REASONABLE ESTIMATE OF POTENTIAL THIRD PARTY ENVIRONMENTAL LIABILITY] to ______________________, as escrow agent for the environmental escrow, to be held and disbursed in accordance with the terms of the Environmental Escrow Agreement.

            (c) $2,000,000 to _____________________, as escrow agent for the holdback escrow, to be held and disbursed in accordance with the terms of the Holdback Escrow Agreement.

            (d) $513,337 to _____________________, as escrow agent for the condemnation escrow, to be held and disbursed in accordance with the terms of the Condemnation Escrow Agreement.

      2.5   ADJUSTMENT OF PURCHASE PRICE.
            -----------------------------

            (a) The Purchase Price is based upon financial information from the Company's audited June 30, 1998 balance sheet and financial statement and the unaudited balance sheet as of March 31, 1999 (a copy of the latter is attached as Schedule 2.5). If the Closing Balance Sheet (as defined below) indicates that working capital (current assets less current liabilities, as those categories are constituted on Schedule 2.5) is less than $1,000,000, the Purchase Price shall be reduced by the difference between $1,000,000 and the amount of working capital reflected on the Closing Balance Sheet. If working capital is greater than $1,000,000, the Purchase Price shall be increased by the difference between $1,000,000 and the amount of working capital reflected on the Closing Balance Sheet.

            (b) If the Closing Balance Sheet reflects the principal balance of long term notes payable in excess of $16,200,000, the Purchase Price shall be reduced by the difference between $16,200,000 and the principal balance of long term notes payable reflected on the Closing Balance Sheet. If the Closing Balance Sheet reflects the principal balance of long term notes payable less than $16,200,000, the Purchase Price shall be increased by the difference between $16,200,000 and the principal balance of long term notes payable reflected on the Closing Balance Sheet.

            (c) "Closing Balance Sheet" shall mean an audited balance sheet prepared and certified by the Company's regular independent accounting firm, dated as of the Closing Date, which shall be true and correct and fairly present the financial condition of the Company as of the Closing Date and which shall be determined consistent with the same methods, principles, practices, and procedures as those utilized in preparing the

      Company's March 31, 1999 balance sheet with respect to those items referred to in subsections (a) and (b) above, including the same historical methods, principles, practices, and procedures used to estimate reserves, accruals, allowances, all inventories, income and any adjustments, but only to the extent that such methods, principles, practices, and procedures are consistent with GAAP, EXCEPT (i) the results or effect of any conveyance of real estate (other than Excluded Assets) by the Company, including, without limitation, any sale/leaseback, shall be omitted; (ii) for reclassification of approximately $200,000 of prepaid insurance to cash surrender value of officers' life insurance; (iii) the proceeds from the purchase of life insurance policies and automobiles from the Company by its officers shall be omitted; (iv) the principal balance (as of the Closing Date) of the notes receivable reflected on the March 31, 1999 balance sheet, may be included as a current asset; and (v) the determination of the principal balance of long term notes payable shall be made and reflected on the Closing Balance Sheet prior to payment of any such notes pursuant to Section 10.7. The Closing Balance Sheet shall be delivered to Purchaser within sixty (60) days after the Closing Date and Purchaser's regular independent accounting firm shall have thirty
      (30)  days  from  delivery  of  the  Closing  Balance  Sheet  to  review financial statements and work papers utilized or compiled in preparation of the Closing Balance Sheet and to interview personnel, including third parties, involved in the preparation of the Closing Balance Sheet or the determination of any portion thereof. If any dispute occurs with respect to the Closing Balance Sheet or the determination of the price adjustment required hereunder, then the same shall be resolved by the independent accounting firms representing the parties hereunder, or if such accounting firms cannot agree on any such matter, then the same shall be resolved by an accounting firm selected by the accounting firms representing the parties. The prevailing party in any such matter will be entitled to recover reasonable accounting, legal and similar costs actually incurred from any non-prevailing party in such matter.

            (d) Except as otherwise provided in Section 2.2, any increase or decrease in the Purchase Price pursuant to subsections (a) or (b), above, shall be paid to the party entitled thereto within ninety (90) days after the Closing Date, with interest from the Closing Date at the prime rate (per annum) as published in the WALL STREET JOURNAL. Any such Purchase Price adjustment shall include a credit to the Purchaser for the payment to the Sellers (for Excluded Assets) at Closing pursuant to Section 2.2.


                                  ARTICLE III

                                   THE CLOSING
                                   -----------

      3.1 TIME AND PLACE OF CLOSING. The Closing shall take place at 10:00 a.m. on the Closing Date at the offices of Warlick, Tritt & Stebbins, 15th Floor, First Union Bank Building, 609 Broad Street, Augusta, Georgia 30901, or at such other time or place as may be mutually agreed upon by the parties hereto.

      3.2 FURTHER ASSURANCES. In addition to the Actions, documents and instruments specifically required to be taken or delivered by this Agreement (including, without limitation, the deliveries called for by Sections 9.6 and 10.4), at the Closing or from time to time thereafter, and without further consideration, the parties hereto shall take such other Actions, and execute and deliver such other documents and instruments, as the other party or parties hereto or their respective counsel may reasonably request in order to effectuate and perfect the transactions contemplated by this Agreement.

      3.3 TRANSFER TAXES. Except for all transfer taxes and fees, if any, which shall be borne and paid solely by the Sellers, each party hereto shall pay any and all taxes incurred by such party in connection with the transactions contemplated by this Agreement. Sellers shall pay all Taxes associated with the transfers, conveyances and purchases referred to in Section 2.2. Purchaser or the Company (at no cost to Sellers) shall pay all Taxes associated with any sale/leaseback transaction referred to in Section 7.9(b).


                                   ARTICLE IV

                                   TERMINATION
                                   -----------

      4.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

            (a) by the mutual written consent of the Sellers and the Purchaser;

            (b) by the Sellers or the Purchaser, upon written notice, if there shall have been a material breach by the other party or parties of any of the terms or provisions of this Agreement, and such breach shall not have been cured within five (5) business days after such breaching party or parties shall have received notice of the non-breaching party's or parties' intent to terminate this Agreement pursuant to this subsection (b);

            (c) by the Sellers or the Purchaser if any court of competent jurisdiction or other Governmental Authority shall have issued an order, decree or ruling or taken any other Action restraining, enjoining or otherwise prohibiting the transaction contemplated by this Agreement, and such order, decree, ruling or other Action shall have become final and non-appealable; or

            (d) by the Sellers or the Purchaser after July 29, 1999, if Closing shall not have occurred by such date, unless the Closing is delayed as a result of default, negligence or dilatory Actions on the part of the party seeking to terminate this Agreement.

            (e) by the Purchaser, not later than June 29, 1999, due to Purchaser's dissatisfaction with the results (other than environmental) of its due diligence investigation.

      4.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 4.1(a), (c), or (d) hereof, such termination shall be the sole remedy, this Agreement shall forthwith become void (except for Sections 7.8 and 8.3 (Confidentiality) and 13.1 (Fees and Expenses)) and there shall be no liability on the part of any of the parties hereto, any of their respective Affiliates or any of the Representatives of any of them. If such termination shall result from any other reason, including the breach by a party hereto of its obligations under this Agreement, or if Closing does not occur because of the breach by a party hereto of its obligations under this Agreement, such party shall be fully liable for any and all Damages sustained or incurred by the other party or parties as a result of such breach, including, without limitation, fees, expenses and costs incurred by such other party in connection with the origin, preparation, negotiation, execution and delivery of this Agreement, the other transaction documents, and the transactions contemplated hereby or thereby, including without limitation, any fees, expenses, or commissions of its attorneys, accountants or other representatives, and such other party or parties shall be entitled to pursue any remedies available at law or in equity including, without limitation, specific performance. Notwithstanding the foregoing, (i) if Purchaser terminates this Agreement pursuant to Section 4.1(b) based upon a breach by Sellers, Purchaser may elect, as its sole remedy, to require Sellers to pay to Purchaser liquidated damages, as damages for such breach, but not as a penalty, in the amount of Two Hundred Fifty Thousand Dollars ($250,000) and, upon written demand, Sellers shall pay such amount to Purchaser, and (ii) if Sellers terminate this Agreement pursuant to Section 4.1(b) based upon a breach by Purchaser, or if Purchaser terminates this Agreement pursuant to Section 4.1(e) or refuses to close because of failure of any condition in Article IX, other than a condition beyond Purchaser's control, Sellers may elect, as their sole remedy, to require Purchaser to pay to Sellers liquidated damages, as damages for such breach, or failure to close, but not as a penalty, in the amount of Two Hundred Fifty Thousand Dollars ($250,000) and, upon written demand, Purchaser shall pay such amount to Sellers.

                                    ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF THE SELLERS

      Each Seller hereby represents and warrants to the Purchaser as follows:

      5.1 OWNERSHIP OF THE SHARES. Each of the Sellers, for himself and not as to any other of the Sellers, represents and warrants to the Purchaser that:

            (a) His ownership interest in the Shares is as set forth below:



                                      Number of Shares   Effective
                   Name               of Common Stock    Percentage
                   ----               ----------------  ----------

                   Greg Ryberg           1,500           67.8733%

                   Tim Dangerfield        500            22.6244%

                   Jim Victor             210            9.5023%


            (b) His number of Shares to be sold pursuant hereto as of the Closing Date will be fully paid and non-assessable, and on the Closing Date shall be free and clear of all liens, restrictions, options and encumbrances, and that he shall have good right and full authority to sell his Shares.

            (c) There is no outstanding agreement (other than this Agreement) for the purchase or sale or option to purchase or sell any of his Shares, restricting the sale thereof, or for the sale of any shares of the authorized but unissued stock of the Company.

            (d) The Shares represent all of the issued and outstanding shares of capital stock of the Company, and the Company is not obligated or required to issue any additional shares of its capital stock or any rights or options with respect thereto.

      5.2 ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina, is duly qualified as a foreign corporation to transact business and is in good standing in the State of Georgia, and has all requisite power and authority, corporate and otherwise, to own, operate and lease its properties and assets and to conduct the Business.

      5.3 POWER AND AUTHORITY. Each Seller has all requisite power and authority to enter into and deliver this Agreement and the other documents contemplated hereby, perform his obligations hereunder and consummate the transactions contemplated hereby. This Agreement and the other documents contemplated hereby constitute the legal, valid and binding obligation of each Seller, enforceable against each Seller in accordance with their terms, except as the same may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (b) general equitable principles.

      5.4 NO VIOLATION. Neither the execution and delivery by the Sellers of this Agreement and the other documents contemplated hereby, the performance by them of their obligations hereunder and thereunder, nor the consummation of the transactions contemplated hereby and thereby, will (a) contravene any provision of the Company's Articles of Incorporation or By-Laws; (b) violate any material agreement or instrument to which any Seller or the Company is a party or by which he or it or any of his or its assets or properties may be bound; or (c) violate any material Law or any judgment, decree or order of any court or other Governmental Authority or any arbitration award to which he or it is subject or by which any of his or its assets or properties may be bound.

      5.5 NO ACTIONS. There is no Action pending or, to the Knowledge of any Seller, threatened, against him, the Company or any of their respective assets, properties or rights (including, without limitation, any relating to any of the Shares or the Real Property) before any court or other Governmental Authority which (a) questions or challenges the validity of this Agreement or the other documents contemplated hereby or any Action taken or proposed to be taken by any Seller or the Company pursuant hereto or in connection with the transactions contemplated hereby or (b) could, if adversely determined, have a material adverse effect on any of the Shares, the property and assets of the Company, the condition of the Company or the Business or the transactions contemplated hereby and thereby. Schedule 5.5 hereto sets forth a true and complete list and description of all Actions pending or, to the Knowledge of any Seller, threatened, against the Company or against the Sellers with respect to the Shares, the Company, or the Business before any court or other Governmental Authority.

      5.6 APPROVALS. Except as set forth in this Agreement and Schedule 5.6, neither any declaration, filing or registration with, notice to, nor Approval of, any Governmental Authority or other Person is required to be made, obtained or given by or with respect to the Company or the Sellers or the Business in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. The Company has all Approvals of any Governmental Authority required for the lawful operation of the Business and the use and ownership or leasing of its properties and assets as it is currently operated, except where the loss, expiration or failure to obtain any such Approval would not have a material adverse effect on the Condition of the Company or the Business. All such Approvals are valid, in full force and effect and in good standing, except to the extent that any lack of such force and effect does not, in the aggregate, have a material adverse effect on the Condition of the Company, any Seller or the Business. There is no proceeding pending or, to the Knowledge of any Seller, threatened that disputes the validity of any such Approval or that may result in the revocation, cancellation or suspension, or any adverse modification of, any such Approval. The Sellers will make available to the Purchaser true and complete copies of all such Approvals.

      5.7 COMPLIANCE WITH LAWS AND ORDERS. To any Seller's Knowledge and except as described in detail on Schedule 5.7, (a) the Company has complied in all material respects with all Laws applicable to it, to its ownership and/or use of the Real Property and its other assets, and to the operation of the Business, (b) the Company has not been charged with or, threatened with any charge concerning or under any investigation with respect to any violation of any provision of any Law applicable to or affecting the Company, the Business or the Real Property, and (c) the Company is not in violation of or in default under, and no event has occurred which, with the lapse of time or the giving of notice or both, could result in the violation of or default under, the terms of any judgment, decree, order, injunction or writ of any court or other Governmental Authority applicable to the Company, any of its assets, properties or Stores, or the Business.

      5.8 FINANCIAL STATEMENTS. Sellers have delivered to Purchaser the Company's audited financial statements for the twelve (12) months ended June 30,1997 and 1998 and unaudited interim financial statements for the nine (9) months ended March 31, 1999, copies of which are attached as Schedule 5.8 ("Financial Statements"). Said Financial Statements are true , correct and complete in all material respects and fairly present the financial condition of the Company for the periods indicated and the results of the operations of the Company for said periods, in conformity with GAAP applied on a basis consistent with prior periods, except that the March 31, 1999 interim statement does not present notes receivable in accordance with GAAP, nor are the disclosure notes to such interim statement available.

      5.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as described in detail on Schedule 5.9 hereto, since June 30, 1998 the Company has conducted the Business in the ordinary course and consistent with past practice and:

            (a) there has not occurred (i) any material adverse change in the Condition of the Company, the Business or, to any Seller's Knowledge, any of the Stores or (ii) to any Seller's Knowledge, any event, circumstance or combination thereof, whether arising prior to or after June 30, 1998, which might reasonably be expected to result in any material adverse change in the Condition of the Company, the Business or any of the Stores before, on or after the Closing Date; and

            (b) the Company has not (i) suffered any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting the Condition of the Business, any Store, or any of its properties or assets, (ii) entered into any material commitment or transaction (including, without limitation, any borrowing or capital expenditure) not in the ordinary course of business in accordance with past practice, (iii) transferred any of its assets except for fair market value in the ordinary course of business in accordance with past practice, (iv) granted or agreed to grant any increase in the compensation of any employee (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any employee, except for those granted in the ordinary course of business in accordance with past practice, (v) issued any shares, or options to purchase shares, of its capital stock, or declared or paid any dividend or distribution thereon, or (vi) entered into or agreed (whether in writing or otherwise) to enter into any agreement or other arrangement to take any action referred to in this Section 5.9, including, without limitation, any agreement or arrangement granting any preferential right to purchase any of the assets of the Company or requiring the consent of any party to the transfer of any such assets.

     5.10  TITLE TO PROPERTIES AND ASSETS.
           -------------------------------

            (a) Except as set forth on Schedule 5.10, (i) the Company has good and marketable legal title to all of the Real Property and the assets used by it in the Business, free and clear of any pledge, mortgage or security interest of any kind whatsoever; and (ii) with respect to each parcel of Leased Real Property identified on Schedule 5.11(c), the Company has a valid and enforceable leasehold interest and no Seller has Knowledge of any adverse claim against the title to any such Leased Real Property.

            (b) At the time of Closing, the Company shall own or have the legal right to use all properties and assets necessary for the operation of the Business and the Stores, consistent with past practice.

      5.11  REAL PROPERTY.
            --------------

            (a) Schedule 5.11(a) hereto contains a true and complete list and description of all of the Real Property on which a Store is located.

            (b) Schedule 5.11(b) hereto contains a true and complete list and description of all of the Real Property on which a Store is not located.

            (c) Schedule 5.12(c) hereto contains a true and complete list and description of all of the Leased Real Property.

            (d) The Real Property and the Leased Real Property include all land, easements, rights of way, access to public streets or roads, buildings, structures and other improvements used by the Company in the operation of the related Stores and the Business as it is currently being conducted. All components of all buildings, structures and other improvements included within the Real Property and Leased Real Property are currently in good working order and repair and adequate for the Company to operate the Business.

            (e) Except as set forth on Schedule 5.11(e), neither the Company nor, to any Seller's Knowledge, any third party lessor owns, holds or is obligated under or a party to a lease of any of the Real Property, or any option, right of first refusal or other contractual right to acquire or sell any of the Real Property, Leased Real Property, or any interest therein.

            (f) Except as set forth on Schedule 5.11(f), to any Seller's Knowledge, no portion of the Real Property or Leased Real Property encroaches in any material respect upon any property belonging to any other Person, and no portion of any other Person's property encroaches in any material respect upon any of the Real Property or Leased Real Property.

            (g) Except as set forth on Schedule 5.11(g), to any Seller's Knowledge, with respect to the Real Property or Leased Real Property, there have not occurred (i) any pending or threatened condemnation proceedings,
     (ii) any pending or threatened Actions or (iii) any other matter materially and adversely affecting the value thereof.

            (h) Except as set forth on Schedule 5.11(h), to any Seller's Knowledge, all maps and surveys heretofore delivered by the Company or the Sellers to the Purchaser are true and complete copies of such documents.

            (i) Except as set forth on Schedule 5.11(i), no parcel of the Real Property or Leased Real Property is located in a special flood hazard area designated by a Governmental Authority.

            (j) The Company has paid, and will continue to pay through Closing, all taxes, assessments, charges, fees, levies and impositions owing with respect to the Real Property. Except as set forth on Schedule 5.11(j), each of the parcels of Real Property is assessed for real estate tax purposes as a wholly independent tax lot, separate from any adjoining land or improvements not owned by the Company, and constituting a part of such parcel. Except as set forth on Schedule 5.11(j), to any Seller's Knowledge, there is no actual or pending imposition of any assessments or public betterments, and, no improvements have been constructed or planned which would be paid for by means of assessments upon the Real Property or Leased Real Property.

     5.12  LEASES.
           -------

            (a) Schedule 5.12(a) hereto contains a true and complete list and description, including term, renewal options, and annual rent, of each of the Leases. Except as specifically identified on Schedule 5.12(a), the Company's interest in each of the Leases is free and clear of any pledge, mortgage or security interest of any kind whatsoever.

     The Sellers have delivered to the Purchaser true and complete copies of all of the Leases and of all related options, if any, to purchase the Leased Real Property.

            (b) Each Lease and each such option to purchase is valid and binding and is in full force and effect, subject only to exceptions based on bankruptcy, insolvency or similar Laws of general application, and there are no existing material defaults by the Company under, or, to the Knowledge of any Seller, by any other party to, any Lease or any option to purchase the Leased Real Property, or any condition, event or act known to any Seller that, with notice or lapse of time or both, would constitute a material default. Without limiting the foregoing, the Company has not received any notice from any Person asserting that the Company is in default under any Lease or under any option to purchase, nor does any Seller have Knowledge of a default by the Company under any Lease or under any option to purchase. The Company currently enjoys peaceful and undisturbed possession of the Real Property under each of the Leases.

            (c) Except as described in detail on Schedule 5.12(c) hereto, the sale of the Shares to the Purchaser does not require the Approval of any Person with regard to any of the Leases, and will not create a default thereunder.

      5.13 INSURANCE. The Company currently has in effect policies of fire, liability, worker's compensation and other insurance which provide coverage as summarized on Schedule 5.13 (collectively, the "Insurance Policies"). All presently effective Insurance Policies are and will remain in full force and effect through the Closing Date. There is no notice of or basis for any modification, suspension, termination or cancellation of any Insurance Policy or of any claim thereunder.

      5.14 CONTRACTS. Schedule 5.14 lists, whether written or oral, together with all amendments and modifications thereto, the following agreements and contracts of the Company:

            (a) all contracts and agreements not fully performed, pursuant to which the Company has since January 1, 1996 acquired or disposed of more than $25,000 worth of its Business or assets;

            (b) all agreements containing (i) covenants not to compete on the part of the Company or other similar restrictions on the ability of the Company to engage in its business, (ii) rights of first refusal, (iii) exclusive dealing or minimum purchase provisions, or (iv) prepayment or termination penalties;

            (c) all notes, mortgages, indentures, letters of credit, guarantees, performance bonds, security agreements and other agreements and instruments for lending or borrowing (including assumed debt) entered into by the Company or pursuant to which any properties or assets of the Company are pledged or mortgaged as collateral;

            (d) any employment or consulting agreement with any present or former director, officer or employee of the Company;

            (e) all joint venture or partnership agreements to which the Company is a party or bound;

            (f) all agreements pursuant to which the Company pays royalties in excess of $10,000 per year;

            (g) all area development agreements, construction agreements and franchise agreements to which the Company is a party or bound;

            (h) all product or service purchasing and supplier agreements to which the Company is a party or bound, pursuant to which the Company purchased or committed to purchase more than $100,000 of products, services or supplies during the last year or during the next twelve (12) months);

            (i) any other contracts and agreements of the Company, the performance of which will involve consideration in excess of $50,000 and are not terminable by the Company without penalty upon not more than sixty
     (60) days notice; and

            (j) any contract pursuant to which upfront payment has been made to the Company or which obligates the Company to provide goods or services in the future and for which it has received consideration for such goods or services.

     The foregoing are hereinafter referred to as the "Contracts." A correct and complete copy of each Contract has been delivered to Purchaser. No Seller knows of any material defense to the validity or enforceability of any Contract. Neither the Company nor any Seller has received written notice that the Company is in material default and the Company has not materially defaulted under any Contract. The Company has not waived any material rights under any Contract. The Company has not received nor given notice of any breach or default in connection with any Contract. The Company is current with respect to its obligations under each of the Contracts.

     5.15  EMPLOYMENT LAW MATTERS.
            -----------------------

            (a) The Company (i) to any Seller's Knowledge, is in compliance with all applicable Laws respecting employment, employment practices, terms and conditions of employment, wages and hours and the employment of aliens or similar immigration matters except where such non-compliance would not have a material adverse effect on the Business or the transactions contemplated by this Agreement; (ii) to any Seller's Knowledge, is not engaged in any unfair labor practice; (iii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to employees; and (iv) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing.

            (b) To any Seller's Knowledge, there is no strike, labor dispute, slowdown or work stoppage pending or, to the Knowledge of any Seller, threatened, against or affecting the Company or any of the Stores.

            (c) To any Seller's Knowledge, except as set forth on Schedule 5.15 hereto, none of the current employees of the Company is represented by a labor union, and no petition has been filed or proceedings instituted by any employee or group of employees of the Company with any labor relations board seeking recognition of a bargaining representative at any time. There are no controversies or disputes (including any union grievances or arbitration proceedings) pending or, to the Knowledge of any Seller, threatened, between the Company and any of the employees of the Company, except for such controversies and disputes which do not and will not, individually or in the aggregate, have a material adverse effect on the Condition of the Company or the Business.

     5.16  ENVIRONMENTAL MATTERS.
           ----------------------

            (a) For purposes of this Section 5.16, "Hazardous Substance" means any of the following: (i) a "hazardous substance" as defined in 42 U.S.C.
     Section 9601(14), as amended from time to time, and all rules, regulations and orders promulgated thereunder as in effect from time to time, (ii) a "hazardous waste," as defined in 42 U.S.C. Section 6903(5), as amended from time to time, and all rules, regulations and orders promulgated thereunder as in effect from time to time, (iii) if not included in (i) or (ii) above, "hazardous waste constituents" as defined in 40 C.F.R. Section 260.10, specifically including Appendix VII and VIII of Subpart D of 40 C.F.R.
     Section 261, as amended from time to time, and all rules, regulations and orders promulgated thereunder as in effect from time to time, (iv) "source," "special nuclear" or "by-product material," as defined in 42 U.S.C. Sections 3011, et seq., as amended from time to time, and all rules, regulations and orders promulgated thereunder as in effect from time to time, and (v) any other waste, substance or material, the generation, transportation, treatment, storage, release, or disposal of which is regulated under or by applicable Laws, but the definition "Hazardous Substance" specifically excludes Petroleum Products, other than waste oil.

            (b) Except as set forth in Schedule 5.16(b), the Company, the Real Property and the Leased Real Property are in compliance, and since the Company's acquisition of an interest in the Real Property or the Leased Real Property have been in compliance, in all material respects and, to the Knowledge of any Seller, prior to such acquisition were in compliance, with all applicable Laws relating to Hazardous Substances in respect of the Company's business. Without limiting the foregoing, except as set forth in
     Schedule 5.16(b) hereto (i) the operations of the Business do not violate, and since commencement of operations of each Store have not violated, any Law relating to the generation, storage, processing, utilization, labeling, transportation, treatment, disposal, release, discharge, emission or other disposition of Hazardous Substances, and (ii) the Company or, to the Knowledge of any Seller, any current or former owner, occupant or operator of any property at any time owned, leased or operated by the Company, insofar as the same relates to any of the Stores, the Business, the Real Property, the Leased Real Property, or any portion thereof, has not ever utilized any such property or any portion thereof in violation of any Law relating to the generation, storage, processing, utilization, labeling, transportation, disposal, treatment, emission, release, discharge, or other disposition of Hazardous Substances. With respect to the Company or the Business, Schedule 5.16(b) hereto contains a true list and description of the status of any assessment, removal, remediation, closure or other Action under applicable Laws relating to Hazardous Substances, Petroleum Products, leaking underground storage tanks or tank systems or leaking aboveground storage tanks on any of the Real Property or the Leased Real Property, including, with respect to any such assessment, removal, remediation, closure or other type of such operation, the date of commencement; the date of completion or closure or anticipated date of completion or closure; the estimated cost of any such operation; whether Trust Fund or assessment insurance coverage for such operation exists or has been denied or excluded; and whether any Trust Fund or insurance deductible has been met.

            (c) To the Knowledge of any Seller, the Company does not utilize, store, dispose of, treat, generate, process, transport, release or own any Hazardous Substance in violation of any environmental Law.

            (d) To the Knowledge of any Seller, except as set forth on Schedule 5.16(d) hereto, the Company has, in a timely manner, obtained all Approvals and filed all reports required to be filed under or pursuant to any applicable environmental Law related to any Hazardous Substance or Petroleum Products.

            (e) Except as set forth on Schedule 5.16(b), the Company has not received any notice of any writ, injunction, decree, order or judgment outstanding or of any Action instituted or threatened under or pursuant to, or of any violation of, any environmental Law relating to any Hazardous Substances or Petroleum Products applicable to any of the Real Property or Leased Real Property, including, without limitation, any notice from any Governmental Authority or other Person advising the Company that it is or is potentially responsible for response costs under CERCLA or any other Law with respect to a release or threatened release of any Hazardous Substances or Petroleum Products.

            (f) Except as set forth on Schedule 5.16(b), the Company has not received any notice of any violation of any environmental, zoning, worker safety or land use Law, including, without limitation, under CERCLA, the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901, et seq.) (together with the regulations promulgated thereunder, "RCRA"), the Oil Pollution Act of 1990 (33 U.S.C. 2701, et seq.) (together with the regulations promulgated thereunder, "OPA"), the Emergency Planning and Community Right-to-Know Act, as amended (42 U.S.C. Section 11001, et seq.) (together with the regulations promulgated thereunder, "Title III"), the Clean Water Act, as amended (33 U.S.C. Section 3121, et seq.) (together with the regulations promulgated thereunder, "CWA"), the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.) (together with the regulations promulgated thereunder, "CAA"), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601, et seq.) (together with the regulations promulgated thereunder, "TSCA"), and any state or local similar laws and regulations and any so-called local, state or Federal "superfund" or "superlien" law.

            (g) Schedule 5.16(g) hereto contains a true and complete list and description of every underground storage tank system, including pumps and lines, on the Real Property and the Leased Real Property (each, a "Tank") for the storage of Petroleum Products. Each Tank is registered with GDNR or DHEC and the Company has satisfied all applicable requirements for coverage under the Trust Fund for each of the Tanks. The Company has not taken or allowed any action or failed to take any action which could result in revocation of such coverage under the Trust Fund. Each of the Tanks and related equipment and apparatus has been upgraded to meet all applicable legal and regulatory requirements. None of such tanks has been or is being used for the storage of waste oil.

            (h) Except as set forth on Schedule 5.16(b), there has been no release or threat of release of Hazardous Materials or Petroleum Products at or from the Tanks, Petroleum Equipment, Stores, Real Property, or Leased Real Property in amounts or in a manner that, individually or in the aggregate, could reasonably be expected to require investigation, notification, or remediation under any environmental Law.

            (i) There are no unregistered underground storage tanks, including pumps and lines, or aboveground storage tanks on the Real Property or the Leased Real Property.

     5.17  PROPERTY OF OTHERS. To any Seller's Knowledge no shortage exists in
(a) any inventory or finished goods owned by suppliers of the Company and stored upon the Company's premises or otherwise or (b) any other item of personal property owned by another for which the Company is accountable to another. Without limiting the foregoing, all items of personal property for which the Company is accountable under any consignment contract, or otherwise are fully accounted for with no shortages or missing or lost items, are in workable, usable and saleable condition and have suffered no damage or deterioration, normal wear and tear excepted. Should shortages exist at Closing, the Sellers shall be responsible for any required compensation or replenishment.

     5.18  EQUIPMENT, ETC.
            ---------------

            (a) Schedule 5.18(a) hereto contains a true and complete list of all computer equipment, Petroleum Equipment, Store Equipment, furniture and other tangible personal property and assets owned by the Company and used in the Business.

            (b) Schedule 5.18(b) contains a true and complete list of all computer equipment, Petroleum Equipment and Store Equipment owned by third parties and used in the Business.

     5.19 CONDITION OF TANGIBLE ASSETS. To any Seller's Knowledge, the facilities, computer equipment, Store Equipment, Petroleum Equipment, furniture, fixtures, buildings and other tangible assets which are used in the Business or are a part of the Real Property or Leased Real Property are in good operating condition and repair (subject to Section 7.1 hereof) and are adequate for the uses to which they have been put by the Company in the ordinary course of the business of the Business, except for ordinary wear and tear and parts or repairs of an immaterial nature in the aggregate. The Company has not received any notice of any violation of any Law in respect of its assets that has not been cured. To any Seller's Knowledge, all of the equipment necessary for the sustained uninterrupted operation of the Business complies, and during Company's operation of the Business such equipment has complied, in all material respects with all applicable Laws. The inventories of the Business are of good and merchantable condition.

     5.20 SUFFICIENCY OF ASSETS. Except for the Excluded Assets, or as set forth on Schedule 5.18(b) or Schedule 5.20, the assets which the Company will own as of Closing will constitute all of the property, assets and contractual rights (a) adequate for the conduct of the Business as presently conducted except that Sellers do not warrant or represent that the Company can continue, after Closing, to utilize the existing alcohol beverage licenses presently in force for any of the Stores, and (b) presently used by the Company with respect to the Business. The Business has, and on the Closing Date will have, a normal operating supply (consistent with past practices) of inventories and store supplies.

     5.21  TAX MATTERS.
           ------------

            (a) The Company has timely filed all Tax Returns that it was required to file and has paid all Taxes shown thereon. All of the Tax Returns are true, correct and complete. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return.

            (b) Schedule 5.21(b) lists all income Tax Returns filed with respect to the Company that have been audited and that currently are the subject of audit. Sellers have delivered to Purchaser correct and complete copies of all federal and state income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company for taxable periods ending on or after December 31, 1992.

            (c) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

            (d) The Company is not a party to any income Tax allocation or sharing agreement.

            (e) There is no action, suit, investigation, audit, claim or assessment pending, proposed or, to any Seller's Knowledge, threatened with respect to Taxes of the Company.

            (f) All monies required to be withheld by the Company from all persons properly characterized as employees for federal, state or local tax purposes, including income Taxes and social security and other payroll Taxes, have been collected or withheld as required by applicable law, and either paid to the respective taxing authorities, set aside in accounts for such purpose, or accrued, reserved against and entered upon the books and records of the Company and, to the extent so set aside, accrued or received, taken into account in determining working capital for the purposes of the Closing Balance Sheet.

            (g) Following the Closing Date, pursuant to any agreement or arrangement entered into by the Company on or prior to the Closing Date, neither the Company nor the Purchaser will be obligated to make a payment to an individual that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

            (h) Except as set forth on Schedule 5.21(h), all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in (a) have been paid in full, other than those being contested in good faith through appropriate proceedings.

            (i) There are no liens for Taxes upon the assets of the Company except liens relating to current Taxes not yet due.

            (j) Within the last ten (10) years, the Company has not been a member of any group of corporations filing as a consolidated group for federal or state income tax purposes, and the Company has not had any direct or indirect ownership in any corporation, partnership, joint venture or other entity.

            (k) The accruals for deferred Taxes reflected in the Financial Statements are adequate to cover any deferred Tax liability of the Company determined in accordance with GAAP through the date hereof.

            (l) Within the last ten (10) years, no claim has been made by a Tax authority in a jurisdiction where the Company has never paid Taxes or filed Tax Returns asserting that the Company is or may be subject to Taxes assessed by such jurisdiction.

            (m) No claim has ever been made by a Governmental Authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

            (n) There are no Liens on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

            (o) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any independent contractor, creditor, stockholder or other third party.

            (p) Except as set forth on Schedule 5.21(p), no Seller expects any Governmental Authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any liability for Tax of the Company either (i) claimed or raised by any Governmental Authority in writing or (ii) as to which any of the Sellers has Knowledge based upon personal contact with any agent of such Governmental Authority

     5.22 FINDERS OR BROKERS. Neither the Sellers nor the Company has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who is entitled to any fee or commission in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby or thereby.

     5.23 DISCLOSURE OF MATERIAL FACTS. To the Knowledge of any Seller, no provision of this Agreement or any document delivered to the Purchaser in connection with the transactions contemplated hereby contains or will contain at Closing any untrue statement of a material fact with respect to the Sellers, the Company, the Business or the Stores or omits or will omit at Closing to state a material fact with respect to the Sellers, the Company, the Business or the Stores necessary in order to make the statements herein or therein not misleading.

     5.24 CERTAIN INTERESTS; Affiliate Transactions. Schedule 5.24 hereto sets forth a true and complete list and detailed description of all written and material unwritten agreements, commitments, obligations and understandings binding upon or relating to the Company or Business which provide for or reflect the sale by the Company or the Business to, or the purchase by the Company or the Business from, any of any Seller or any Affiliate, of the Company or of any Seller, of any products, goods, supplies, equipment or services and indicates which of such agreements, if any, will survive the Closing. Except as described in detail on Schedule 5.24 hereto, the termination of any such agreement, commitment or understanding may be accomplished by the Company without penalty on no more than sixty (60) days' notice and would not have a material adverse effect on the Condition of the Company or the Business.

     5.25  EMPLOYEE BENEFIT PLANS.
           -----------------------

            (a) Schedule 5.25 lists all Employee Benefit Plans that the Company maintains or to which the Company contributes ("Company Plans"). An arrangement will not fail to be an Employee Benefit Plan simply because it only covers one individual. For purposes of this Section 5.25, the term "Company" includes any entity that is aggregated with the Company under Code Section 414.

            (b) Each Company Plan (and each related trust, insurance contract or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and all other applicable Laws.

            (c) All contributions (including all employer contributions and employee salary reduction contributions) that are due have been paid to each Company Plan in a timely manner and are fully deductible in the year for which they were paid. All amounts properly accrued to date as liabilities of the Company under or with respect to each Company Plan (including administrative expenses and incurred but not reported claims) for the current plan year of the plan have been recorded on the books of the Company. There will be no liability of the Company under any insurance policy or similar arrangement procured in connection with any Company Plan in the nature of a retroactive rate adjustment, loss sharing arrangement, or other liability arising wholly or partially out of events occurring before the Closing Date.

            (d) Each Company Plan that is an Employee Pension Benefit Plan (as defined in ERISA Section 3(2)) has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Code Section 401(a) and nothing has occurred before or since the date of such determination letter that would have a material adverse effect on such qualification.

            (e) As of the last day of the most recent prior plan year, the market value of assets under each Company Plan that is an Employee Pension Benefit Plan equaled or exceeded the present value of liabilities thereunder, whether or not they are vested (determined in accordance with then current funding assumptions).

            (f) Current, correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the two (2) most recent Form 5500 Annual Reports and all schedules and financial statements attached thereto, and all related trust agreements, insurance contracts, and other funding agreements that implement each Company Plan, and any related financial statements, actual reports or audited reports have been delivered to Purchaser.

            (g) No action suit, proceeding, hearing, audit, or investigation with respect to the administration or the investment of the assets of any Company Plan (other than routine claims for benefits or relating to qualified Domestic Relations Orders) is pending and, to the Knowledge of any Seller, no such action, suit, proceeding, hearing, audit, or investigation has been threatened. No "prohibited transactions" (within the meaning of Section 406 of ERISA or Code Section 4975) has occurred with respect to any Company Plan.

            (h) The Company does not now, and has never in the past been obligated to, contribute to or otherwise participate in an Employee Pension Benefit Plan subject to Title IV of ERISA.

            (i) The Company has complied in all material respects with the health care continuation requirements of Part 6 of Title I of ERISA.

            (j) The Company has no obligation under any Company Plan or otherwise to provide health or other welfare benefits to any participant or beneficiary of a participant after such participant's termination of employment, except as required by Part 6 of Title I of ERISA.

            (k) The consummation of the transactions contemplated by this Agreement will not result in the payment of any amounts or an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any compensation or benefits payable to or in respect of any present or former employee or consultant of the Company.

            (l) None of the persons performing services for the Company have been improperly classified as independent contractors, leased employees, or as being exempt from the payment of wages for overtime.

            (m) None of the Company Plans are part of a Multiple Employer Welfare Arrangement, as that term is defined in ERISA Section 3(40).

            (n) Each Company Benefit Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to the

     Purchaser (other than ordinary administration expenses typically incurred in a termination event).

            (o) At no time has the Company or any Affiliate contributed to or been requested to contribute to any multiemployer plan.

            (p) COBRA. Neither the Company nor any Affiliate has, prior to the Closing and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of the FMLA or any similar provisions of state law applicable to its employees.

     5.26 INTELLECTUAL PROPERTY. Schedule 5.26 sets forth a complete list of all material trademarks, trade names, product identifiers and/or trade dresses of any type whatsoever that are presently used in the business of the Company, other than such items that identify products or services of third parties that are sold by the Company in the ordinary course of business (the "Company Trademarks"), and all licenses that it has with respect to any intellectual property of a third party used in the business of the Company (other than shrink-wrap software licenses) and indicates each Company Trademark that is registered in the name of the Company on the Principal Register of the United States Patent and Trademark Office. To the Knowledge of any Seller, there is no infringement of the Company Trademarks by others. To the Knowledge of any Seller, the use of the Company Trademarks in the Business (as the Business is now being conducted) does not result in any infringement of the rights of others. The Company is the sole and legal owner of the Company Trademarks and there is no claim by any other person that such other person is the legal owner of such Company Trademarks. The Company has not granted any license or right to use any Company Trademark to any other person.

     5.27 POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of the Company that will survive Closing.

     5.28 UNDISCLOSED LIABILITIES. Except as set forth on Schedule 5.28, the Company has no Liabilities other than those which are reflected in the Financial Statements or notes thereto or which relate to the Contracts, and to any Sellers' Knowledge there are no agreements by the Company to incur additional Liabilities nor have there occurred any events which will or could give rise to any Liabilities for which the Company would be responsible.


                                   ARTICLE VI

               REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
               -----------------------------------------------

     The Purchaser hereby represents and warrants to the Sellers as follows:

     6.1 ORGANIZATION AND GOOD STANDING. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is authorized to transact business in the States of South Carolina [and Georgia].

     6.2 POWER AND AUTHORITY. The Purchaser has all requisite power and authority to enter into and deliver this Agreement, perform its obligations hereunder and consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by it of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all corporate Actions on its part required by applicable Law, its Certificate of Incorporation and By-Laws.

            This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except
(i) as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general equitable principles.

      6.3 NO VIOLATION. Neither the execution and delivery by the Purchaser of this Agreement, the performance by it of its obligations hereunder, nor the consummation of the transactions contemplated hereby, will (i) contravene any provision of its Certificate of Incorporation or By-Laws; (ii) violate any material agreement or instrument to which it is a party or by which it or any of its assets or properties may be bound; (iii) violate any material Law or any judgment, decree or order of any court or other Governmental Authority or any arbitration award to which it is subject or by which it or any of its assets or properties may be bound; or (iv) have a material adverse effect on the Purchaser's business or operations.

      6.4 NO ACTIONS. There is no Action pending or, to the knowledge of the Purchaser, threatened, against it or any of its assets, properties or rights before any court or other Governmental Authority which (i) questions or challenges the validity of this Agreement or any Action taken or proposed to be taken by it pursuant hereto or in connection with the transactions contemplated hereby or (ii) could, if adversely determined, have a material adverse effect on the transactions contemplated hereby.

      6.5 APPROVALS. Neither any declaration, filing or registration with, nor any Approval of, any Governmental Authority is required to be made or obtained by or with respect to it in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, except such filings as may be required by the Hart-Scott-Rodino Antitrust Improvements Act, as amended.

      6.6 DISCLOSURE OF MATERIAL FACTS. To the knowledge of the Purchaser, no provision of this Agreement or any of the other transaction Documents contains or will contain at Closing any untrue statement of a material fact with respect to it or omits or will omit at Closing to state a material fact with respect to it necessary in order to make the statements herein or therein not misleading.

      6.7 FINDERS OR BROKERS. The Purchaser has not employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who is entitled to any fee or commission in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, other than _______________
_______________________, whose fee shall be paid by the Purchaser.

      6.8 BOOKS AND RECORDS OF THE COMPANY. The Purchaser shall maintain the books and records of the Company for the longer of such period of time as required by applicable Law or the period for which Sellers may be liable for indemnification claims pursuant to Article XII hereof. Upon reasonable request, Purchaser shall make available to Sellers such books and records as may be relevant to any claim for which Sellers may be liable to indemnify the Purchaser.

      6.9 SHARES. The Purchaser is acquiring the Shares for investment purposes only and not with a view toward the resale or other distribution of the Shares. Purchaser shall not sell the Shares for a period of one (1) year from the Closing Date; provided that this restriction shall not prohibit a merger of the Company into the Purchaser or any subsidiary of the Purchaser during such period.


                                   ARTICLE VII

           CERTAIN OBLIGATIONS OF THE SELLERS PRIOR TO THE CLOSING
                   OR EARLIER TERMINATION OF THIS AGREEMENT
                   ----------------------------------------

      The Sellers hereby covenant that, except as otherwise consented to in writing by the Purchaser, from and after the date hereof until the Closing or the earlier termination of this Agreement:

      7.1 CONDUCT OF BUSINESS. The Company shall carry on the business and operations of the Business only in the ordinary course and in the same manner as heretofore conducted, including, without limitation: (a) performing in all material respects all of its material obligations under all Contracts and agreements to which it is a party or by which it or any of its assets or properties are bound and which relate to or affect the Business; (b) using its reasonable efforts to maintain and preserve (i) all of the properties, equipment, and other assets of the Business in good repair, working order and condition (except for ordinary wear and tear), (ii) the present workforce of the Company and the Business, (iii) all of the Approvals relating to or affecting the Business in good standing, (iv) inventory levels as normal and customary,
(v) usual and customary pricing policies and (vi) its present relationships with, and the good will of, the agents, suppliers, and customers of the Business and others with which it has business relations which relate to or affect the Business; and (c) keeping in full force and effect the Insurance Policies. The Sellers shall consult with the Purchaser from time to time, upon the reasonable request of the Purchaser, with respect to the conduct of the Business.

      7.2 RESTRICTED ACTIVITIES AND TRANSACTIONS. Without the prior written consent of the Purchaser, the Company shall not engage in (or commit or agree to engage in) any one or more of the following activities or transactions: (a) directly or indirectly create, incur or assume any Lien (other than Permitted Liens) on or with respect to any property or asset (including any document or instrument in respect of goods), whether now owned or hereafter acquired, or any income or profits therefrom; (b) except as specifically provided for herein, transfer, or agree to transfer, any part of the Company's assets, properties or rights, other than in the ordinary course of the business of the Business in accordance with past practice; (c) enter or agree to enter, into any agreement or arrangement granting any rights to purchase any of the Company's assets, properties or rights or requiring the consent of any party to the Transfer of any such assets, properties or rights; (d) make or permit to be made any amendment to or termination of any Contract or any Approval other than in the ordinary course of business in accordance with past practice; (e) make any change in any profit-sharing, pension, retirement, long-term disability, hospitalization, insurance or other Employee Benefit Plan, payment or arrangement, except as required by Law; (f) enter into any collective bargaining agreement; (g) enter into any contract or agreement except in the ordinary course of business in accordance with past practice and in no event for a term in excess of one year; (h) enter into any compromise or settlement of any Action affecting or relating to the Company or the Business or any of its properties or assets; (i) purchase any capital items over $10,000, individually or in the aggregate, (j) incur any additional Liabilities, except as specifically permitted in this Agreement, (k) do or permit to occur any of the things referred to in Section 5.9(b) hereof; (l) amend its Articles of Incorporation or By-Laws; (m) merge or consolidate with or into any other corporation or corporation; (n) issue or sell any of its stock, authorize any such issuance or sale, or accept or take subscriptions therefor; (o) pay any dividends or other distributions or payments on account of or in connection with its capital stock, including the Shares; or (p) otherwise take any other Action or permit any other event to occur which would result in a breach of any of the representations or warranties set forth in Article V hereof.

      7.3 COOPERATION. The Sellers shall use their best efforts to cause the transactions contemplated by this Agreement to be consummated. Without limiting the generality of the foregoing, the Sellers shall, or shall cause the Company to, (a) obtain, or cause to be obtained, all Approvals of, make all filings with and give all notices to, all such Governmental Authorities and other Persons as may be necessary or reasonably requested by the Purchaser in order to consummate the transactions contemplated by this Agreement and (b) give prompt notice to the Purchaser of (i) any notice of, or other communication relating to, any default, or any event which, with the giving of notice or the lapse of time or both, would become a default, under, any material Contract to which the Company is a party or by which it or its assets or properties are bound and which affects or relates to the Business and (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the execution and delivery of this Agreement or the transactions contemplated hereby. In addition, Sellers shall take such action as is reasonably requested by Purchaser to enable Purchaser or the Company to obtain alcoholic beverage licenses, and other required licenses or permits, for the Stores as of the Closing Date.

      7.4 NO NEGOTIATIONS. Until July 31, 1999 or earlier termination, neither the Company, the Sellers, nor any of the Representatives of any of them, shall, directly or indirectly, in any way contact, initiate, enter into or conduct any discussions or negotiations, or enter into any agreements, whether written or oral, with any Person with respect to the sale of the Shares, the Business or all or any significant portion of the assets of the Company. The Sellers shall, immediately upon receipt thereof by them, the Company, or any of their respective Affiliates or Representatives, notify the Purchaser of any offer by any Person to make any such purchase or enter into any such agreement.

      7.6 ACCESS TO THE BUSINESS. The Sellers hereby acknowledge that the Purchaser, its Affiliates, and their respective Representatives (collectively, the "Purchaser Group") may continue their due diligence investigation of the business, operations and affairs of the Business and the Company through and until the Closing. The Sellers and the Company shall cooperate fully with such investigation and, upon reasonable prior notice, shall afford the Purchaser Group reasonable access, during normal business hours and at other reasonable times, to all corporate books and records, and Stores and other facilities of the Company, in order that the Purchaser Group may have the opportunity to make such investigations thereof as it shall deem necessary or desirable. The Sellers shall furnish the Purchaser Group with any applications or statements to be made to any Governmental Authority in connection with the transactions contemplated by this Agreement. Further, the Sellers shall assist the Purchaser Group in contacting and communicating with the Company's independent accountants, suppliers and other Persons having dealings with the Company. None of the information furnished hereunder or obtained by the Purchaser Group during its due diligence investigation of the Company shall in any way release the Sellers from the representations and warranties made by them in this Agreement. Until June 29, 1999, Purchaser's satisfaction, in its sole discretion, with the results of its due diligence investigation shall be a condition precedent to Closing.

            Commencing on the day following the date of this Agreement, Purchaser and its Representatives shall be allowed to make such environmental and other engineering investigations, including Phase I and Phase II analysis and testing, as Purchaser shall, in its sole discretion, deem appropriate. Purchaser shall bear the expense of such testing. The Sellers and the Company will immediately deliver to the Purchaser copies of all environmental reports, copies of all environmental related claims, inquiries or requests for information by third parties, and copies of all correspondence with environmental regulatory agencies regarding each Store and each parcel of Real Property and Leased Real Property. The Purchaser's satisfaction, in its sole discretion, with the results of any and all such environmental analysis and testing, as well as its review of all such information provided by Sellers or the Company, will be a condition precedent to Closing.

     7.7 DISCLOSURE REGARDING THE COMPANY. The Sellers shall, upon reasonable request, provide the Purchaser Group with such information and documentation concerning the Company and the Sellers as may be reasonably necessary for the Purchaser Group to verify performance of and compliance with the representations, warranties, covenants and conditions of the Sellers contained herein.

     7.8 CONFIDENTIALITY. The Sellers shall, and shall cause the Company and their Affiliates and the Representatives to, keep confidential, and not disclose to others, any Proprietary Information used or usable by or relating to, and obtained from, the Purchaser, any of its Affiliates or any of the Representatives of any of them and specifically identified as confidential, to the extent that such information is not or does not become readily available to the public or is not required to be disclosed by applicable Law or court order.

     7.9   REAL PROPERTY MATTERS.
            ----------------------

            (a) Within thirty (30) days from the date hereof, but in any event prior to Closing, Sellers shall cause to be delivered to Purchaser all surveys and title insurance policies for each parcel of Real Property or Leased Real Property for which Seller or the Company has a survey or title insurance policy, but neither Sellers nor the Company shall be obligated to obtain or pay for any new surveys or title insurance policies.

            (b) If Company receives a commitment from a third party to consummate a sale/leaseback transaction prior to Closing on terms acceptable to Purchaser, the Sellers shall cause the Company to consummate such transaction, but at no cost to Sellers, and only if the entire transaction contemplated by this Agreement is consummated.

      7.10 CERTAIN EMPLOYEES. At least twenty-one (21) days prior to Closing, Purchaser shall deliver to the Sellers a list of the employees (primarily main office and wholesale business employees) who will not be employed by the Company after Closing. Sellers may (but shall not be obligated to) make provision for severance payments to employees of the Company who will not be retained after Closing, and will cause such amounts to be accrued as a current liability on the Closing Balance Sheet.

      7.11 401(K) PLAN. The Company shall have taken all action necessary to cause the termination of the Company's 401(k) plan and to direct (i) the distribution of such plan's assets in lump sum form to the plan's participants or (ii) the plan administrator to effect a direct rollover of the plan's assets.


                                  ARTICLE VIII

                  CERTAIN OBLIGATIONS OF THE PURCHASER PRIOR
           TO THE CLOSING OR EARLIER TERMINATION OF THIS AGREEMENT
           -------------------------------------------------------

      The Purchaser hereby covenants that, except as otherwise consented to in writing by the Sellers, from and after the date hereof until the Closing or the earlier termination of this Agreement:

      8.1 COOPERATION. The Purchaser shall use its best efforts to cause the transactions contemplated by this Agreement to be consummated and, without limiting the generality of the foregoing, to obtain all Approvals (which it is responsible to obtain) of, make all filings with and give all notices to, all such Governmental Authorities and other Persons as may be necessary or reasonably requested by the Sellers in order to consummate the transactions contemplated by this Agreement.

      8.2 DISCLOSURE REGARDING THE PURCHASER. The Purchaser shall, upon reasonable request, provide the Sellers with such information and documentation concerning the Purchaser as may be reasonably necessary for the Sellers to verify performance of and compliance with the representations, warranties, covenants and conditions of the Purchaser contained herein.

      8.3 CONFIDENTIALITY. The Purchaser shall, and shall cause each of its Affiliates and the Representatives of each of them to, keep confidential, and not disclose to others, any information used or usable by or relating to, and obtained from, the Sellers, the Company, any of their Affiliates or any of the Representatives of any of them and specifically identified as confidential, to the extent that such Information is not or does not become readily available to the public or is not required to be disclosed by applicable Law or court order.

      8.4 RESTRICTED ACTIVITIES. Without the prior written consent of the Sellers, which consent will not be unreasonably withheld, the Purchaser will not take any Action or permit any event to occur which would result in a breach of any of the representations or warranties set forth in Article VI hereof.

                                   ARTICLE IX

           CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASER
           --------------------------------------------------------

      Each and every obligation of the Purchaser under this Agreement to be performed at or before the Closing shall be subject to the satisfaction, at the Closing, of each of the following conditions:

      9.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Sellers contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as if made on and as of the Closing Date, and at Closing, the Sellers shall deliver to the Purchaser a certificate to such effect.

      9.2 PERFORMANCE. The Sellers and the Company shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing.

      9.3   NO ADVERSE CHANGES.

            (a) None of the Stores, or other assets or properties of the Company material to the operation of the Business, shall have been damaged, destroyed or taken by condemnation to such an extent that substantial operation of a Store or the Business cannot continue or under circumstances where the loss thereof will not be substantially reimbursed through the proceeds of insurance (including, without limitation, business interruption insurance) or condemnation awards.

            (b) No material adverse change shall have occurred in the Condition of the Company or the Business since the date of this Agreement.

      9.4 APPROVALS. Except as set forth on Schedule 9.4, all filings, declarations and registrations with, and Approvals from, all Governmental Authorities and other Persons required by applicable Law or otherwise required or desirable for the consummation of the transactions contemplated hereby or the conduct of the business of the Business as it is currently being conducted shall have been made or obtained and shall be in full force and effect, except to the extent that making any such filing, declaration or registration or obtaining any such Approval shall have been waived in writing by the Purchaser.

      9.5 FINANCING; LENDER APPROVAL. The Purchaser shall have received a satisfactory financing commitment and shall have received any required consents or approvals from its lenders.

      9.6   DELIVERIES.   The  Sellers  shall  have  also   delivered  to  the
Purchaser, at or prior to the Closing, the following:

            (a) stock certificates evidencing the Shares, duly endorsed, or accompanied by duly executed stock powers;

            (b) all of the corporate books and records of the Company;

            (c) a certificate of good standing for the Company, dated not earlier than twenty (20) days prior to the Closing Date, of each of (i) the Secretaries of State of South Carolina and Georgia and (ii) the Departments of Revenue of South Carolina and Georgia;

            (d) resignations of the officers and directors of the Company, effective as of Closing;

            (e) such certificates of the Sellers to evidence compliance with the conditions set forth in Sections 9.1 through 9.4, and 9.7 and 9.8 hereof, and any other certificates to evidence compliance with the conditions set forth in this Article IX as may be reasonably requested by the Purchaser or its counsel;

            (f) the opinion of Warlick, Tritt & Stebbins, counsel to the Sellers, dated the Closing Date and addressed to the Purchaser in form and substance reasonably satisfactory to the Purchaser and its counsel;

            (g) the Environmental Escrow Agreement, the Holdback Escrow Agreement, and the Condemnation Escrow Agreement duly executed by the Sellers; and

            (h) such other documents or certificates as shall be reasonably requested by the Purchaser or its counsel.

      9.7 ABSENCE OF LITIGATION. There shall be no Action pending or threatened before any court or other Governmental Authority which seeks to (a) invalidate or set aside, in whole or in part, this Agreement, (b) restrain, prohibit, invalidate or set aside, in whole or in part, the consummation of the transactions contemplated hereby or thereby, (c) restrict or prohibit the operations or business activities of any of the Stores, or (d) obtain substantial Damages in connection therewith.

      9.8 INSURANCE. All policies and programs of insurance relating to the assets, properties, business, operations or employees of the Company, including the Insurance Policies, have been maintained by the Company in full force and effect to and including the Closing Date.

      9.9   ENVIRONMENTAL MATTERS
            ---------------------

            (a) The Purchaser shall, in its sole discretion, be satisfied with the results of any and all environmental analyses and of its review of information provided by Seller, referred to in Section 7.6 hereof. If the Sellers receive written notice from the Purchaser that Purchaser is not satisfied with such environmental analyses or review, the Sellers shall take such steps necessary to satisfy Purchaser or may terminate this Agreement by written notice to the Purchaser and the effect of such termination shall be the same as a termination pursuant to Section 4.1(a) hereof. The absence of any notice from Purchaser pursuant to this Section shall neither obviate, supersede nor waive any provisions of Sections 5.16 or 11.3 hereof.

            (b) Seller shall have completed, or caused to be completed, to Purchaser's reasonable satisfaction, all of the items listed in Schedule 9.9(b) relating to environmental matters, which may be updated by Purchaser up to the date of Closing.

      9.10 DUE DILIGENCE. The Purchaser shall, in its sole discretion, be satisfied with the results of its due diligence investigation (other than environmental); provided that this condition shall expire and be of no further effect after June 29, 1999.



                                    ARTICLE X

                             CONDITIONS PRECEDENT TO
                         THE OBLIGATIONS OF THE SELLERS
                         ------------------------------

      Each and every obligation of the Sellers under this Agreement to be performed at or before the Closing shall be subject to the satisfaction, at the Closing, of each of the following conditions:

      10.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as if made on and as of the Closing Date, and at Closing, Purchaser shall deliver to the Sellers a certificate to such effect.

      10.2 PERFORMANCE. The Purchaser shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing.

      10.3 APPROVALS. All filings, declarations and registrations with and Approvals from all Governmental Authorities and other Persons required by applicable Law or otherwise required or desirable for the consummation of the transactions contemplated hereby shall have been made or obtained and shall be in full force and effect, except to the extent that making any such filing, declaration or registration or obtaining any such Approval shall have been waived in writing by the Sellers.

      10.4 DELIVERIES. The Purchaser shall have delivered to the Sellers, at or prior to the Closing, the following:

            (a) an amount equal to the Purchase Price described in Section 2.4(a) hereof;

            (b) a good standing certificate, dated not earlier than twenty (20) days prior to the Closing Date, of the Secretary of State of Delaware, as to the good standing of the Purchaser in Delaware, and a certificate of authorization, dated not earlier than twenty (20) days prior to the Closing Date, of the Secretaries of State of South Carolina and Georgia, as to the Purchaser's authorization to transact business in South Carolina and Georgia;

            (c) resolutions, certified as of the Closing Date by the Secretary or Assistant Secretary of the Purchaser, adopted by the Board of Directors of the Purchaser and authorizing the execution and delivery by the Purchaser of this Agreement, the performance by it of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby;

            (d) such certificates of the President or Vice President of the Purchaser to evidence compliance with the conditions set forth in Sections 10.1, 10.2, and 10.3 hereof and any other certificates to evidence compliance with the conditions set forth in this Article X as may be reasonably requested by the Sellers or their counsel;

            (e) the opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., counsel to the Purchaser, dated the Closing Date and addressed to the Sellers, in form and substance reasonably satisfactory to the Sellers and their counsel;

            (f) the Environmental Escrow Agreement, the Holdback Escrow Agreement, and the Condemnation Escrow Agreement, duly executed by the Purchaser and with appropriate funds deposited pursuant thereto; and

            (g) such other documents or certificates as shall be reasonably requested by the Sellers or their counsel

      10.5 PROCEEDINGS. All corporate and other proceedings in connection with the transactions contemplated by this Agreement shall be in form and substance reasonably satisfactory to the Sellers and their counsel, and the Sellers shall have received all such originals or certified or other copies of such documents as it shall have reasonably requested.

      10.6 ABSENCE OF LITIGATION. There shall be no Action pending or threatened before any court or other Governmental Authority which seeks to (a) invalidate or set aside, in whole or in part, this Agreement, (b) restrain, prohibit, invalidate or set aside, in whole or in part, the consummation of the transactions contemplated hereby, or (c) obtain substantial Damages in connection therewith.

      10.7 COMPANY INDEBTEDNESS; GUARANTIES. The Purchaser shall pay, or cause the Company to pay, in full on the Closing Date, the NationsBank loan(s) to the Company. The Sellers (and their respective spouses) shall have been released from all liability, accrued or otherwise, under the guaranty agreements identified on Schedule 10.7 which relate to Company obligations.


                                   ARTICLE XI

                         CERTAIN POST-CLOSING COVENANTS
                         ------------------------------

      11.1  CONFIDENTIALITY.
            ----------------

            (a) From and after the Closing, the Purchaser shall, and shall cause its Representatives to, hold in strict confidence and, except as required by applicable Law, not disclose to others (except its Representatives) or use for any reason whatsoever without the prior written consent of the Sellers, any information (unless previously known to the Purchaser or any of its Affiliates from sources other than the Sellers or any of their Affiliates or ascertainable from public or published information or trade sources) received by the Purchaser or any of its Affiliates from the Sellers concerning the Sellers.

            (b) From and after the Closing, the Sellers shall, and shall cause its Representatives to, hold in strict confidence and, except as required by applicable Law, not disclose to others (except their Representatives) or use for any reason whatsoever without the prior written consent of the Purchaser, (i) any information (unless previously known to any Seller or any of its Affiliates from sources other than the Purchaser or any of its Affiliates or ascertainable from public or published information or trade sources) received by any Seller or any of its Affiliates from the Purchaser or any of its Affiliates concerning the Purchaser or its Affiliates, or
     (ii) any information (unless ascertainable from public or published information or trade sources) concerning the Company (except as may relate solely to the Excluded Assets).

      11.2 NONCOMPETITION. For a period of three (3) years from and after the Closing, none of the Sellers will engage, directly or indirectly, in the operation of, or own or have any interest of any kind, in any convenience store or retail gas station business in the Restricted Area, as defined below. "Restricted Area" shall mean:

            (a) any county in which any of the Stores are located or any county contiguous thereto;

            (b) any county in which any of the Stores are located; and

            (c) the area within a three (3) mile radius of any of the Stores.

Notwithstanding the foregoing, nothing contained herein shall prevent Sellers from engaging, directly or indirectly, in the business of providing gasoline products and other automotive related products on a wholesale basis to convenience store or retail gas station businesses within the Restricted Area.

      11.3  RESPONSIBILITY FOR ENVIRONMENTAL MATTERS.
            -----------------------------------------

            (a) Any assessment or remediation required by Law or third party claims as to any Tanks, tanks, or Store sites arising from or in any way relating to leaks, releases, spills or discharges of Petroleum Products which occurred prior to Closing and which are identified on Schedule 11.3(a), as between the parties, shall be the responsibility of the Sellers, provided that such responsibility shall be limited to Trust Fund coverage and the Environmental Escrow Agreement. The Sellers also shall be responsible for registration and proper upgrading of all Tanks, paying or obtaining waivers of deductibles, and for taking all other necessary action to qualify all Tanks for maximum coverage by the Trust Fund. Schedule 11.3(a) may be revised by Purchaser up to the date of Closing.

            (b) The Purchaser or the Company shall be solely responsible for maintaining registration of registered Tanks and Store sites subsequent to Closing. As between the parties, the Purchaser or the Company shall be solely responsible for any assessment or remediation required by Law and any third-party claims arising solely from leaks, releases, spills or discharges of Petroleum Products which occur subsequent to Closing at any of the Store sites, or which were not identified on Schedule 11.3(a) before Closing.

            (c) The Sellers will remove all aboveground storage tanks (except those identified on Schedule 11.3(c)) and any unregistered underground storage tanks (including pumps and lines) located at the Store sites before the Closing and complete any assessment or remediation required by Law or a Governmental Authority, and defend, indemnify and hold harmless Purchaser and the Company from any and all costs (including reasonable attorneys' fees), expenses, damages or third-party claims in connection therewith. The Purchaser and Sellers shall cooperate with each other post-closing to facilitate any assessment or remediation for which Sellers are responsible, and, at the request of Purchaser, shall enter into an access agreement, in form satisfactory to Purchaser's counsel, containing usual and customary terms and conditions, including Seller's indemnification of Purchaser for loss or damage caused by its performance hereunder.

            (d) The provisions of Section 11.3 (including, without limitation, the limitation on responsibility set forth in Section 11.3(a)) shall neither supersede nor obviate the representations and warranties of the Sellers contained in Section 5.16, the obligations of the Sellers set forth in Section 9.9(b), or the rights and claims of Purchaser relating thereto.

      11.4 SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. Each of the parties hereto acknowledges and understands that any breach or threatened breach by it of
Section 11.1 hereof, or with respect to the Sellers, Section 11.2 hereof, will cause irreparable injury to the non-breaching party and its Affiliates and that money damages will not provide an adequate remedy therefor. Accordingly, in the event of any such breach or threatened breach, the non-breaching party shall have the right and remedy (in addition to any others available at law or in equity) to have the provisions of Sections 11.1 and 11.2 hereof specifically enforced by, and to seek injunctive relief and other equitable remedies in, any court having competent jurisdiction.

     11.5 MUTUAL COOPERATION. The parties agree that following the Closing:
          -------------------

            (a) Sellers shall allow the Company or Purchaser to use the office complex for up to six (6) months following Closing provided such party pays its pro rata share of utilities (but no rent or taxes);

            (b) Purchaser will allow Sellers to purchase branded or unbranded fuel, at cost (rack cost (including taxes and transportation, if applicable), with discounts and payment terms available to Purchaser), for the wholesale business for a period of six (6) months from Closing; and

            (c) Purchaser or the Company shall continue to lease Depot #456 from REI per existing lease terms.

            (d) Purchaser and Sellers recognize that the Company is obligated to sell diesel fuel to the State of South Carolina pursuant to a contract formed under Bid Number 8600810 issued by the Chief Procurement Officer of South Carolina, until June 30, 2000. Purchaser agrees that it will take no unilateral action that would result in the breach or cancellation of this contract, but will instead permit Sellers to take all actions necessary, at Sellers' sole expense, to insure that the contract is fulfilled by the Company or its assignee, and that the profits of the contract, after Taxes and expenses, as and when earned, will belong exclusively to Sellers or their designee or assignee. Each party agrees to cooperate in taking such reasonable legal steps as are necessary to bring about this result, including, but not limited to, assignment or subcontracting of the Company's rights and obligations or such other contractual arrangements between the Company and Sellers as shall accomplish this result. Sellers shall indemnify and hold harmless Purchaser and the Company from and against any and all Damages arising from, or related to, said contract, including, without limitation, the performance or non-performance thereof. The Company and Sellers further agree that if, notwithstanding the foregoing, the Company unilaterally takes any action which results in the termination of the contract, the Company shall immediately pay to Sellers, pro rata according to their stock ownership in the Company as of the date of this Agreement, and in full and complete satisfaction of the Company's obligation to Sellers under this subparagraph, in cash, a sum equal to that portion of $100,000 which corresponds to a fraction, the numerator of which is the number of days between the date of termination and June 30, 2000 and the denominator is 365.


                                   ARTICLE XII

                         SURVIVAL OF REPRESENTATIONS AND
                           WARRANTIES; INDEMNIFICATION
                           ---------------------------

      12.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Notwithstanding (a) the making of this Agreement, (b) any examination or investigation made by or on behalf of the parties hereto and (c) the Closing hereunder, (i) the representations and warranties of the parties hereto contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of eighteen (18) months from and after the date hereof, except for the representations and warranties contained in Section 5.1 (Ownership of the Shares) which shall survive in perpetuity, and the representations and warranties contained in Sections 5.16 (Environmental Matters), 5.21 (Tax Matters) and 5.25 (Employee Benefit Plans), which shall survive until thirty
(30) days after the expiration of the applicable statute of limitations for the underlying cause of Action, and (ii) the covenants and agreements of the parties hereto contained in this Agreement shall survive until fully performed or fulfilled (unless non-compliance with such covenants or agreements is waived in writing by the party or parties hereto entitled to such performance). No claim for indemnification pursuant to Section 12.2 hereof may be brought with respect thereto after the applicable expiration date; provided, however, that if prior to such date a party hereto has notified the other party or parties hereto in writing of a claim for indemnification under this Article XII (whether or not formal legal Action shall have been commenced based upon such claim), such claim shall continue to be subject to indemnification in accordance with this Article XII.

      12.2 INDEMNIFICATION. Subject to Sections 12.1 and 12.4 hereof, from and after the Closing, each of the parties hereto and their respective successors and assigns (each being an "Indemnifying Party") shall indemnify and hold harmless the other party hereto, its Affiliates, successors and assigns, and the Representatives of each of them (each being an "Indemnified Party"), from and against any and all Damages incurred thereby or caused thereto arising out of or relating to (a) any breach or violation of, or failure to properly perform, any covenant or agreement made by such Indemnifying Party in this Agreement, unless waived in writing by the Indemnified Party; (b) any breach of any of the representations or warranties made by such Indemnifying Party in this Agreement and not waived in writing by the Indemnified Party; (c) with respect to the Purchaser, its ownership and operation of the Company after the Closing Date; and (d) with respect to the Sellers, the ownership and operation of the Excluded Assets, whether before or after the Closing Date. Except as otherwise expressly provided in Section 11.2 hereof, no Indemnified Party shall have any recourse of any kind or nature whatsoever against any of the Representatives of any Indemnifying Party.

     12.2.1 TAX INDEMNITY.
            --------------

            (a) Each of the Sellers agrees to and shall indemnify the Purchaser, the Company and their respective affiliates and hold each of them harmless from and against (i) any and all Taxes imposed on or incurred by the Company or any Seller (including, without limitation, any and all Taxes arising out of the consummation of the transactions contemplated hereby (subject to Section 7.9(b) hereof)) for all taxable years and periods ending on or prior to the Closing Date (including any short periods ending on or prior to the Closing Date), and, on a pro rata basis for the period up to the Closing Date for any taxable year ending after, but which includes, the Closing Date (to the extent not accrued or reserved for in the Closing Balance Sheet) and (ii) all reasonable legal fees and expenses incurred by the Purchaser, the Company or any such affiliate with respect to such Taxes, provided that the Purchaser shall provide notice to Sellers and give them the opportunity to dispute, settle or otherwise resolve such tax issues at Sellers' expense.

            (b) For purposes of paragraph (a) above, any interest, penalty or additional charge included in Taxes shall be deemed to be a Tax for the period in which the item on which the interest, penalty or additional charge is based occurs, and not a Tax for the periods during which the interest, penalty or additional charge accrues.

            (c) If, in connection with the audit of any federal, state, local or foreign Tax Return, any claim or demand is asserted in writing against the Purchaser or the Company that may result in a claim for indemnification under this Section 12.2.1, such party shall notify the Sellers of such claim and demand within thirty (30) days of receipt thereof. The Sellers shall have the right to control, at their own cost and expense, the defense of such claim or demand.

     The Purchaser and the Company shall (at the Sellers' expense) cooperate fully in such defense as and to the extent reasonably requested by the Sellers.

            (d) Should any audit of the Company's income tax returns result in the imposition of any additional tax liability for any time period prior to the Closing Date, the amount that the Purchaser shall be entitled to be indemnified by Sellers shall be net of the present value (discounted at the prime rate as published in the Wall Street Journal) of (i) the result of any audit adjustments that affect the timing of deductions or the reporting of income, if such adjustments provide any future tax benefits to be received by the Company subsequent to Closing, or (ii) any reduction of the tax liability associated with the sale/leaseback, if any, referred to in
     Section 7.9(b), which reduction arises from the upward adjustment of basis of any affected real property, occasioned by audit adjustments for periods prior to Closing; provided that Sellers shall not be entitled to benefit twice from the same audit adjustment.

      12.3  NOTICE AND PAYMENT OF CLAIMS.
            -----------------------------

            (a) Promptly after receipt by any Indemnified Party of notice of the commencement of any Action, the assertion by any third party of any claim, or otherwise giving rise to indemnification as provided in this Article (collectively, a "Claim"), the Indemnified Party receiving such notice (the "Claim Notice") shall notify the Indemnifying Party in writing of the assertion of such Claim; provided, however, that failure to give such notice shall not affect the right to indemnification hereunder except to the extent of actual prejudice. The Indemnifying Party shall have the option, and shall notify the Indemnified Party in writing within ten (10) business days after the date of the Claim Notice of its election either (i) to participate (at its own expense) in the defense of such Claim (in which case the defense of such Claim shall be controlled by the Indemnified Party) or (ii) to take charge of and control the defense of such Claim. The Indemnifying Party's failure to respond shall not relieve the Indemnifying Party of its indemnification obligations under this Section. Each Indemnified Party shall have the right to employ separate counsel and participate in the defense of such Claim, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless: (1) the employment of such counsel shall have been specifically authorized in writing by the Indemnifying Party or (2) the named parties in such Claim (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have been so advised by such counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume the defense of such Claim on behalf of the Indemnified Party, it being understood, however, that the Indemnified Party shall not, in connection with such Claim, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) and that all such fees and expenses shall be reimbursed as they are incurred).

            (b) If the Indemnifying Party elects (or is deemed to have elected) not to assume the defense of a Claim in accordance with the preceding Section, then the Indemnified Party may settle such Claim without the written consent of the Indemnifying Party and the Indemnifying Party agrees to indemnify and hold the Indemnified Party harmless from and against any such Claim settled without his or its written consent. As to any claim settled with the Indemnifying Party's written consent (which consent shall not be unreasonably withheld or delayed), the Indemnifying Party agrees to indemnify and hold the Indemnified Party harmless from and against any such Claim by reason of such settlement, according to the obligations of the Indemnifying Party hereunder.

            (c) The Indemnified Party shall provide to the Indemnifying Party, as soon as practicable after the date of the Claim Notice, all information and documentation necessary to support and verify any Damages that the Indemnified Party shall have determined have given or could give rise to a Claim hereunder, and the Indemnifying Party shall be given access to all books and records in the possession or under the control of the Indemnified Party which the Indemnifying Party reasonably determines to be related to such Action.

            (d) All Claims under this Article shall be paid by the Indemnifying Party on demand in immediately available funds in U.S. dollars after the liability for Damages thereunder have been finally determined. The liability for Damages under any such Claim shall be deemed to be "finally determined" for purposes of this Article when the parties to an Action have so determined by mutual agreement or, if disputed, when a final non-appealable order of a court having competent jurisdiction has been entered.

            (e) The availability of escrowed funds to satisfy indemnification claims arising under this Agreement shall not be construed as, and shall not be, a limitation on any Indemnifying Party's indemnification obligations as set forth herein.

     12.4  LIMITATION ON INDEMNITY.
           ------------------------

            (a) Threshold. No Indemnified Party shall seek, or be entitled to, indemnification from any Indemnifying Party for Damages arising under
     Section 12.2(b) until the aggregate amount of such Damages incurred by such Indemnified Party (but for the operation of this Section 12.4(a)) exceeds $50,000. If Damages incurred by any Indemnified Party in connection with Claims made pursuant to Section 12.2(b) exceed $50,000, the Indemnified Party shall be entitled to payment from the Indemnifying Party of an amount equal to all of such Damages. This Section 12.4(a) shall not apply to the representations and warranties of Sellers in Section 5.16.

            (b) Characterization of Payment. Any indemnity payment made pursuant to this Article shall be treated by Purchaser and Seller as an adjustment to the Purchase Price.


                                  ARTICLE XIII

                                  MISCELLANEOUS
                                  -------------

      13.1 FEES AND EXPENSES. Except as otherwise expressly provided in this Agreement, each of the parties hereto shall bear and pay all fees, costs and expenses incurred by it in connection with the origin, preparation, negotiation, execution and delivery of this Agreement, the other transaction Documents and the transactions contemplated hereby or thereby (whether or not such transactions are consummated), including, without limitation, any fees, expenses or commissions of its attorneys, accountants and other representatives. Purchaser shall pay for preparation of the Closing Balance Sheet. If Closing occurs on or before June 30, 1999, the Purchaser shall pay the cost of preparation of the Company's audited financial statements and Tax Returns for the year ended June 30, 1999 which are incurred after such date. If Closing occurs after June 30, 1999, Sellers shall pay the cost of preparation of the Company's audited financial statements and Tax Returns for the year ended June 30, 1999.

     13.2  NOTICES.
           --------

            (a) All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing (including facsimile, telegraphic, telex or cable communication) and mailed, faxed, telegraphed, telexed, cabled or delivered:

                  (i)   If to the Sellers, to:

                        Greg Ryberg
                        413 Whiskey Road
                        Aiken, South Carolina 29801
                        Facsimile No.: 803-648-4038

                        Tim Dangerfield
                        20 Wax Myrtle Circle
                        Aiken, South Carolina 29803
                        Facsimile No.: 803-648-4038

                        Jim Victor
                        342 Barnard Avenue
                        Aiken, South Carolina 29803
                        Facsimile No.: 803-648-4038

                        with a copy to:

                        Charles C. Stebbins, III, Esq.
                        Warlick, Tritt & Stebbins
                        15th Floor, First Union Bank Building
                        609 Broad Street
                        Augusta, Georgia 30901
                        Facsimile No.: 919-934-8260

                  (ii)  If to Purchaser, to:

                        The Pantry, Inc.
                        1801 Douglas Drive
                        Sanford, North Carolina 27330
                        Facsimile No.: 919-774-3329

                        Attention: Chief Financial Officer

                        with a copy to:

                        Smith, Anderson, Blount, Dorsett,
                           Mitchell & Jernigan, L.L.P.
                        2500 First Union Capitol Center
                        Post Office Box 2611
                        Raleigh, North Carolina 27602-2611
                        Facsimile No.: 919-821-6800
                        Attention: R. Marks Arnold

            (b) All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section 13.2 (i) if delivered personally against proper receipt or by confirmed facsimile or telex, shall be effective upon delivery and (ii) if delivered (A) by certified or registered mail with postage prepaid, (B) by Federal Express or similar courier service with courier fees paid by the sender or (c) by telegraph or cable, shall be effective two (2) business days following the date when mailed, couriered, telegraphed or cabled, as the case may be. The parties hereto may from time to time change their respective addresses for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

      13.3 AMENDMENT; WAIVER. Neither this Agreement, nor any of the terms or provisions hereof, may be amended, modified, supplemented or waived except by a written instrument signed by all of the parties hereto (or, in the case of a waiver, by the party or parties granting such waiver). No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. No failure of a party hereto to insist upon strict compliance by another party hereto with any obligation, covenant, agreement or condition contained in this Agreement shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of a party hereto, such consent shall be given in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 13.3.

      13.4 ASSIGNMENT. This Agreement and all of the terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations of the parties hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that the Purchaser may assign this Agreement and its rights and obligations hereunder to any of its Affiliates which has assumed such obligations without the prior written consent of the Sellers, but Purchaser shall not be released from its obligations hereunder. Any assignment which contravenes this Section 13.4 shall be void AB INITIO.

      13.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of North Carolina, without giving effect to the conflicts of laws principles thereof, or of any other jurisdictions.

      13.6 SEVERABILITY. Each term and provision of this Agreement constitutes a separate and distinct undertaking, covenant, term and/or provision hereof. In the event that any term or provision hereof shall be determined to be unenforceable, invalid or illegal in any respect, such unenforceability, invalidity or illegality shall not affect any other term or provision hereof, but this Agreement shall be construed as if such unenforceable, invalid or illegal term or provision had never been contained herein. Moreover, if any term or provision hereof shall for any reason be held to be excessively broad as to time, duration, activity, scope or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent permitted under applicable Law as it shall then exist.

      13.7 NO THIRD PARTY BENEFICIARIES. Except as and to the extent provided in
Article XII hereof, nothing in this Agreement is intended, nor shall anything herein be construed, to confer any rights, legal or equitable, in any person or entity other than the parties hereto and their respective successors and permitted assigns.

      13.8 PUBLIC ANNOUNCEMENTS. Except as required by applicable Law or judicial order, none of the parties hereto, nor any of their respective Affiliates, successors or assigns, shall issue any press release or make any public announcement or disclosure with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other party or parties hereto, which consent shall not be unreasonably withheld.

      13.9 SINGULAR AND PLURAL FORMS. The use herein of the singular form shall also denote the plural form, and the use of the plural form shall denote the singular form, as in each case the context may require.

      13.10 REFERENCES. All references herein to Articles, Sections, Schedules and Exhibits shall be to Articles and Sections of and Schedules and Exhibits to this Agreement.

      13.11 HEADINGS. The headings contained in this Agreement are for convenience of reference only and shall not constitute a part hereof or define, limit or otherwise affect the meaning of any of the terms or provisions hereof.

      13.12 ENTIRE AGREEMENT. This Agreement, together with the schedules and exhibits hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings, agreements and arrangements, both oral and written, between the parties with respect to the subject matter hereof.

      13.13 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                    SELLERS:



                                    /s/ Greg Ryberg
                                    ---------------------------------(SEAL)
                                    GREG RYBERG



                                    /s/ Tim Dangerfield
                                    ---------------------------------(SEAL)
                                    TIM DANGERFIELD



                                    /s/ Jim Victor
                                    ---------------------------------(SEAL)
                                    JIM VICTOR





                                    PURCHASER:

                                    THE PANTRY, INC.
Attest:



/s/ W. T. Flyg                      By: /s/ Peter J. Sodini
--------------                        -----------------------
Secretary                                Peter J.  Sodini
                                         President and Chief Executive Officer

(Corporate Seal)